UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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IRIS INTERNATIONAL, INC
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IRIS INTERNATIONAL, INC.

9158 Eton Avenue

Chatsworth, California 91311

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Friday, April 27, 2012

To the Stockholders of IRIS International, Inc.:

The 2012 Annual Meeting of Stockholders of IRIS International, Inc. will be held at IRIS International’s corporate headquarters, located at 9158 Eton Avenue, Chatsworth, California on Friday, April 27, 2012 at 11:00 a.m. Pacific Time, for the following purposes:

1. To elect seven (7) Directors to hold office until the 2013 annual meeting or until their successors are elected and qualified;

2. To approve the IRIS International, Inc. 2012 Omnibus Incentive Plan;

3. To hold an advisory vote on executive compensation;

4. To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 9, 2012, as the record date for determination of stockholders entitled to notice of, and to vote at, the meeting and any of its adjournments or postponements.

You are cordially invited to attend the Annual Meeting in person. However, you must be a stockholder of record at the close of business on March 9, 2012 to vote at the meeting. If your shares are held in street name, you must obtain a Proxy, executed in your favor, from the holder of record in order to be able to vote at the Annual Meeting. Regardless of whether or not you will attend, please mark, date, sign and return the enclosed proxy.

By Order of the Board of Directors
César M. García Chairman of the Board

March 12, 2012

THIS PROXY STATEMENT AND OUR ANNUAL REPORT

ON FORM 10-K ARE AVAILABLE AT

WWW.PROIRIS.COM/INVESTORS/INVESTORS.PHP

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE STAMPED RETURN ENVELOPE PROVIDED. YOUR PROMPT RETURN OF THE PROXY WILL HELP AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION TO ASSURE A QUORUM AT THE MEETING.

THE ANNUAL MEETING IS ON APRIL 27, 2012

PLEASE RETURN YOUR PROXY IN TIME

IRIS INTERNATIONAL, INC.

9158 Eton Avenue

Chatsworth, California 91311

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held Friday, April 27, 2012

GENERAL INFORMATION AND VOTING RIGHTS

This proxy statement (the “Proxy Statement”) and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of IRIS International, Inc., a Delaware corporation, for use at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at IRIS’ corporate headquarters, located at 9158 Eton Avenue, Chatsworth, California on Friday, April 27, 2012 at 11:00 a.m. Pacific Time, and any adjournments or postponements thereof. Enclosed with this Proxy Statement is a copy of our Annual Report, which includes our Form 10-K (without exhibits), for the fiscal year ended December 31, 2011. However, the Annual Report is not intended to be a part of this Proxy Statement or a solicitation of proxies. We anticipate that the Proxy Statement and enclosed proxy will first be mailed or given to our stockholders on or about March 23, 2012.

Your vote is important. If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All stockholders can vote by written proxy card. Your submitting the enclosed proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in street name, you must obtain a proxy, executed in your favor, from the holder of record in order to be able to vote at the meeting. If you are a stockholder of record, you may revoke your proxy at any time before the meeting either by filing with the Corporate Secretary of IRIS, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Only holders of record of our common stock at the close of business on March 9, 2012 will be entitled to vote at the Annual Meeting on the proposals described in this Proxy Statement. On that date, there were 17,955,427 shares of common stock outstanding. Each holder of record is entitled to one vote for each share of common stock held on all matters to come before the meeting. Stockholders may not cumulate votes in the election of directors.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the nominees of the Board of Directors, the persons named as proxies and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this proxy statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

If a quorum is present at the Annual Meeting, a plurality of the shares voting will be sufficient under Delaware corporation law to elect the director nominees (Proposal No. 1). This means that the seven nominees for election as directors who receive the most votes “for” election will be elected. The Board of Directors, however, has established a majority voting standard in director elections. Our Bylaws provide that in an uncontested election, such as the election of directors at the Annual Meeting, any nominee for election as a director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation. The Nominating and Governance Committee of the Board will promptly consider the offer to resign and recommend to the Board of Directors whether to accept or reject the resignation. The Board of Directors will decide within 90 days following certification of the shareholder vote whether to accept or reject the tendered resignation. The Board’s decision and, if applicable, the reasons for rejecting the tendered resignation, will be disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

If a quorum is present at the Annual Meeting, approval of the 2012 Omnibus Incentive Plan (Proposal No. 2) and the advisory vote on executive compensation (Proposal No. 3), and ratification of the appointment of our independent registered public accounting firm (Proposal No. 4), each will require an affirmative vote of the majority of the shares of common stock present or represented at the Annual Meeting with respect to such proposal.

The presence, in person or by proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes on a proposal are not counted or deemed present or represented for determining whether stockholders have approved that proposal. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain “non-routine” matters. Brokers may vote their clients’ shares on routine matters. The only routine matter that is being submitted to stockholders at the Annual Meeting is Proposal No. 4, ratification of the appointment of our independent registered public accounting firm.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the recommendation of the Nominating and Governance Committee, the Board of Directors proposes the election of the following nominees as directors, all of whom currently serve on the Board of Directors:

Steven M. Besbeck

César M. García

Beth Y. Karlan, M.D.

David T. Della Penta

Rick Timmins

Edward F. Voboril

Stephen E. Wasserman

Our Bylaws state that the Board of Directors shall consist of three members, which number may be changed from time to time by resolution of the Board of Directors. The number of Board members currently is set at nine, and currently there are nine Board members. Dr. Richard G. Nadeau and Michael D. Matte are not standing for re-election to the Board at the Annual Meeting, and consequently the size of the Board will be reduced to seven at that time.

Each of the directors elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2013 or until such director’s successor has been duly elected and qualified or until such director ceases to serve as a director.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The principal occupation and certain other information about the nominees and our executive officers are set forth on the following pages.

Board Response to 2011 Election Results

At the 2011 annual meeting of stockholders, all of our director nominees received a greater number of votes “withheld” from his or her election than votes “for” such election. Accordingly, in accordance with our policy for majority voting in director elections, all of the directors elected at the annual meeting tendered their offer to resign as directors. The full Board of Directors promptly considered and rejected all of the tendered resignation offers.

Termination of Stockholder Rights Plan

The Board believes the primary reason the directors received a greater number of “withhold” votes than “for” votes at the 2011 annual meeting is related to the recommendation by Institutional Shareholder Services Inc., or ISS, of a “withhold” vote for all directors because our Board adopted a stockholder rights plan, commonly referred to as a “poison pill”, without obtaining stockholder approval of the plan or making a commitment to seek stockholder approval of the plan within 12 months of its adoption. In rejecting the tendered resignation offers, the Board did not believe that the entire Board should be removed from office for exercising its authority to adopt a stockholder rights plan without obtaining or agreeing to seek shareholder approval of the plan.

The Board continued to evaluate the election results following the 2011 annual meeting, and the propriety of maintaining a stockholder rights plan at this time in light of the significant stockholder opposition to the plan at the 2011 annual meeting. The Board of Directors subsequently determined that it was in the best interests of our stockholders, and responsive to our stockholders’ desires as evidenced by the voting results at the 2011 annual meeting, to terminate the stockholder rights plan, which occurred in November 2011.

Changes in Executive Compensation

Following the 2011 election results, our Board of Directors also modified certain of our compensation practices, to more closely align our executives’ compensation with the interests of our stockholders. These changes are discussed below in Compensation Discussion and Analysis — Recent Developments in our Executive Compensation Practices.

The Board of Directors and Nominating and Governance Committee Unanimously

Recommend a Vote “FOR” the Election of the Nominees Listed Above.

DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to nominees and executive officers of IRIS International, Inc. as of March 9, 2012:

Name	Age	Position with IRIS
Nominees:
Steven M. Besbeck	64	Director
César M. García	59	Chief Executive Officer, President and Chairman of the Board
Beth Y. Karlan, M.D.	54	Director
David T. Della Penta	64	Director
Rick Timmins	59	Director
Edward F. Voboril	69	Lead Director
Stephen E. Wasserman	65	Director
Other Executive Officers:
Thomas H. Adams, Ph.D.	69	Corporate Vice President, Chief Technology Officer, Head of Iris Personalized Medicine
Philip J. Ginsburg, M.D.	56	Corporate Vice President, Chief Medical Officer
Amin I. Khalifa	58	Corporate Vice President, Finance and Chief Financial Officer
Robert A. Mello	58	Corporate Vice President and President, Iris Sample Processing
Richard O’Leary	58	Corporate Vice President, Human Resources and Administration
Thomas E. Warekois	58	Corporate Vice President and President, Iris Diagnostics
John U. Yi	51	Corporate Vice President, Operations

Board of Director Nominees

Steven M. Besbeck has served as a director since 1990. Since June 2011, Mr. Besbeck has served as managing director of Diamond Capital Advisors, LLC, a middle market investment banking firm, where he advises companies in the biomedical sector on mergers, acquisitions, and capital transactions. From October 2009 until May 2011, Mr. Besbeck served as managing director of Avant Advisory Group, a financial and management consulting firm. From 1983 to November 2007, Mr. Besbeck served as President and Chief Executive Officer of Aspyra, Inc. Aspyra, a publicly traded company (PINK:APYI), was a provider of clinical and diagnostic information systems for laboratory, pharmacy and radiology departments in hospitals, clinics and other healthcare providers. Mr. Besbeck served as a member of Aspyra’s board of directors from 1980 until his retirement in December 2007. Prior to that, Mr. Besbeck was a director, President and Chief Executive Officer of American Cytogenetics, Inc., a public company engaged in specialty clinical laboratory services from 1975 through 1983. Mr. Besbeck holds a B.S. in Finance from California State University, Long Beach. Mr. Besbeck brings over 35 years of experience in senior leadership positions in medical laboratory and device businesses, including finance, operations, and information technologies. He has led organizations that were focused on the clinical laboratory that grew through acquisition and startup of new business lines in domestic and international markets.

César M. García has been a Director since November 2003 and Chairman of the Board since November 2007. He joined IRIS in January 2002 as our Executive Vice President and was appointed President in June 2003 and Chief Executive Officer in November 2003. Mr. García has over 37 years of experience in design, manufacturing and commercialization of medical devices. From 1998 through 2001, Mr. García was Sr. Vice President, Operations and Program Management for Cytometrics Inc., an early stage manufacturer of non-invasive, photonics-based medical devices. From 1994 to 1998, he was Vice President of Operations and Engineering at Datascope Corp., manufacturer of medical devices for interventional cardiology, anesthesiology and critical care monitoring. From 1974 to 1994, Mr. García worked with Bayer Diagnostics (now Siemens Healthcare Diagnostics) assuming positions of increased responsibility including General Manager of Technicon Electronics Corp., a subsidiary of Bayer USA and Director of Worldwide Hematology Manufacturing and Cellular Diagnostics Research and Development. Mr. García earned his B.S. in Industrial Engineering (Cum Laude) at the University of Puerto Rico and received an Advanced Management Certificate from Pace University. Mr. García brings to the Board diversified experience in general management, operations, strategic planning and in the conceptualization, development and commercialization of complex diagnostic products and services for the global markets.

Beth Y. Karlan, M.D. has served as a director since May 2009. Dr. Karlan currently is the Associate Director, Women’s Cancer Programs at the Samuel Oschin Comprehensive Cancer Institute at Cedars-Sinai Medical Center in Los Angeles, CA and has served in such capacity since 2002. Dr. Karlan has also served as its Director, Division of Gynecologic Oncology, Department of Obstetrics and Gynecology since 1995. Dr. Karlan is a professor of Obstetrics and Gynecology at the Geffen School of Medicine at UCLA and was appointed to such position in 2001. Dr. Karlan has authored over 200 peer-reviewed articles and has been the recipient of numerous honors and awards in her field. Dr. Karlan holds a Bachelor of Arts degree in Biochemical Sciences from Harvard-Radcliffe College and earned her Medical Degree from Harvard Medical School. Dr. Karlan’s experience as a practicing physician with expertise in oncology enables her to offer valuable perspectives on the commercialization of our products.

David T. Della Penta has been a Director since July 2010. Mr. Della Penta serves as a Founding Partner and Board member of Challenger Capital, an independent financial services institution offering a full suite of investment banking services. He previously served as President and Chief Operating Officer of Fisher Scientific International (NYSE: FSH), a global supplier of life-science products, from 1998 until his retirement in November 2006. Prior to 1998, Mr. Della Penta served as President of Nalge Nunc International Corporation, a subsidiary of Sybron International Corporation, a manufacturer of laboratory products. Mr. Della Penta received his Bachelor of Arts in Business Administration and an Executive MBA from the Rochester Institute of Technology in 1969 and 1981, respectively. Mr. Della Penta brings to the Board senior management experience from global organizations that are substantially larger than IRIS.

Rick Timmins has served as a director since January 2010. Mr. Timmins is a former Vice President-Finance of Cisco Systems, Inc. (Nasdaq:CSCO) and Motorola Inc. (NYSE:MOT). While at Cisco, from 1996 through 2007, he served in positions of increasing responsibility including Corporate Controller and Vice President of Cisco Sales Finance, where he led a 400-person finance team for this $35 billion Dow Jones Industrial component company. Prior to Cisco, Mr. Timmins held various senior executive finance roles with Motorola, where he served last as Vice President-Finance of Motorola Semiconductor MPU and MCU Groups, leading finance organizations which partnered with the largest parts of Motorola’s semiconductor group, including manufacturing, design, sales and marketing on a global basis. Before that, as Vice President-Finance for Motorola Japan, he was responsible for all of Motorola’s finance functions in Japan at a time when revenues at Motorola Japan grew 13-fold to $2.3 billion from $180 million. Mr. Timmins currently serves as a member of the board of directors and lead director for Ultratech, Inc. (Nasdaq:UTEK), a $200 million leading supplier of lithography and laser-processing systems used to manufacture semiconductor devices. He is also Chairman of Ultratech’s audit committee and is a member of its compensation committee. He also serves on the boards of Socialware, a privately held company specializing in social business management in the financial services industry, and Nexersys, a privately held company specializing in personal fitness equipment. Mr. Timmins, a former Certified Public Accountant, received his Bachelor of Science degree in Accounting and Finance from the University of Arizona in 1973, and his Master of Business Administration from St. Edward’s University in June 1979. He resides in Austin, Texas. Mr. Timmins brings to the Board senior management experience from global organizations that are substantially larger than IRIS.

Edward F. Voboril has served as a director since July 2008 and was appointed Lead Director in March 2009. Mr. Voboril currently serves as the Chairman of the Board of Analogic Corporation (NASDAQ: ALOG) and serves on its audit and nominating and corporate governance committees. He has served on ALOG’s board of directors since 1990. Mr. Voboril previously served as the Chairman of the Board of Directors of Greatbatch, Inc. (NYSE: GB), developer, designer, and manufacture of critical components for implantable medical devices, from 1997 until his retirement in January 2008. He also served as GB’s President and Chief Executive Officer from 1990 to August 2006. Prior to this, he served as Vice President and General Manager of the Biomedical Division of PPG Industries and held senior executive positions in the medical businesses of Honeywell, General Electric, Syntex and Litton Industries. In addition, from 1995 to 1998, he was President of the Health Care Industries Association (HCIA), a non-for-profit trade association and networking support organization in Western New York that provides professional services for healthcare industries and institutions. Mr. Voboril is presently an adjunct professor of engineering and chairman of ‘NUvention’ at the Center for Entrepreneurship and Innovation at Northwestern University, and previously served on the manufacturing council of the United States Department of Commerce. He holds a Bachelor of Science degree in Industrial Engineering from Northwestern University and an MBA from Harvard University where he was a Baker Scholar. Mr. Voboril has over 40 years in medical technology with an emphasis in general management, strategic planning and international exposure with organizations that are substantially larger than IRIS.

Stephen E. Wasserman has served as a director since April 2006. Mr. Wasserman is a consultant primarily to healthcare related organizations through his company, Wasserman & Associates, and a private investor. From 1997 until his retirement in 2006, he served as Group Vice President– Diagnostic Systems Products of Olympus America, Inc, a subsidiary of Tokyo based Olympus Corporation, where he was also a member of the Global Management Committee for In Vitro Diagnostics. From 1994 to 1997 Mr. Wasserman was Chief Financial Officer of Datascope Corporation, formerly a NASDAQ listed manufacturer and global marketer of medical devices where he was also President, Patient Monitoring Division from 1994 to 1996. Prior to Datascope, from 1989 to 1993, he served as Vice President of NY Blood Center Inc and General Manager of Melville Biologics, a subsidiary that manufactured biopharmaceutical products. He also was a founder and Chairman of the NY Biotechnology Association from 1990 to 1994. From 1981 to 1989, Mr. Wasserman held senior management positions with Technicon Instruments Corp. (now part of Siemens Healthcare Diagnostics) in Tarrytown, NY. Mr. Wasserman is Certified Public Accountant and earned a BBA from City College of New York, Baruch School of Business. In 2008 he earned the Certificate of Director Education from the National Association of Corporate Directors. Mr. Wasserman is a seasoned executive with 20 years experience leading global in vitro diagnostic and medical device companies in growth situations created by internal programs as well as business combinations He brings to the Board his knowledge of our laboratory and hospital customers, experience in working with hospital buying groups, and understanding of the dynamics of our industry.

Other Executive Officers

Thomas H. Adams, Ph.D. has served as Corporate Vice President, Chief Technology Officer of IRIS and Head of Iris Molecular Diagnostics since April 2006 and President of the Personalized Medicine Division since 2011. Dr. Adams served as a director of IRIS from June 2005 until May 2011. Dr. Adams served as Chairman and Chief Executive Officer of Leucadia Technologies, a privately held medical-device company, from 1998 until Leucadia was acquired by IRIS in 2006. In 1989, Dr. Adams founded Genta, Inc., a publicly held biotechnology company in the field of antisense technology, and served as its Chief Executive Officer until 1997. Dr. Adams founded Gen-Probe, Inc. in 1984 and served as its Chief Executive Officer and Chairman until its acquisition by Chugai Biopharmaceuticals, Inc. in 1989. Before founding Gen-Probe, Dr. Adams held management positions at Hybritech, Technicon Instruments and the Hyland Division of Baxter Travenol. Dr. Adams currently serves as a director of TrovaGene, Inc. (formerly Xenomics, Inc.) (PINK:TROV), a publicly held company in the molecular diagnostics industry, a position he has held since April 2009 and a position he previously held from October 2004 until December 2005, and Synergy Pharmaceuticals, Inc. (NASDAQ: SGYP), a publicly held company in the biopharmaceutical industry, a position he has held since 2008. Dr. Adams holds a Ph.D. in Biochemistry from the University of California, at Riverside.

Philip J. Ginsburg, M.D. joined IRIS in July 2010 as Corporate Vice President, Chief Medical Officer. Dr. Ginsburg has more than 20 years of commercial medical laboratory experience both in the United States and internationally. Prior to joining IRIS, Dr. Ginsburg was employed as Chief Executive Officer and Chief Medical Officer of AlliedPath Laboratories, Inc. from 2008 until IRIS’s acquisition of AlliedPath. From 2003 to 2006, Dr. Ginsburg served as senior medical director at Gen-Probe, Inc., a publicly traded molecular diagnostics company, where he provided clinical and strategic leadership for the development and commercialization of a prostate cancer molecular diagnostic test. In addition, Dr. Ginsburg worked as a medical director at Quest Diagnostics Laboratories and as a consultant for venture capital firms and companies in the pharmaceutical and biotechnology industry. Prior to moving to the US in 1997, he was a principal and pathologist at Lancet Laboratories, a large national laboratory in South Africa. Dr. Ginsburg is an accomplished speaker having presented at numerous medical and pharmaceutical conferences worldwide.

Amin I. Khalifa joined IRIS as Corporate Vice President of Finance in October 2010 and as Chief Financial Officer in November 2010. Prior to joining IRIS, Mr. Khalifa was a management consultant advising venture capital clients and operating companies on acquisitions, strategy and financial matters. He served as Executive Vice President and Chief Financial Officer of Leap Wireless (Nasdaq: LEAP) from 2006 to 2007. Prior to Leap, he was Executive Vice President and Chief Financial Officer of Apria Healthcare (NYSE: AHG), the largest U.S. home healthcare company with revenues of $1.5 billion. From 1999-2003, he was Vice President and Chief Financial Officer of Beckman Coulter, Inc. (NYSE: BEC), a $2 billion life science and diagnostics company. Prior to 1999, Mr. Khalifa held several CFO and/or senior executive positions at the Agricultural Division of Monsanto Co. (NYSE: MON), the health insurance division of Aetna, Inc. (NYSE: AET), Aetna Health Plans, and served for 15 years in various corporate and international capacities with PepsiCo, Inc. (NYSE: PEP). Mr. Khalifa is currently a member of the Board of Directors of PetSmart, Inc. (Nasdaq: PETM) and Chemaphor, Inc. (TSX-V: CFR). He earned a Masters of Business Administration in Finance and a Bachelor of Science in Industrial Engineering and Economics from Lehigh University.

Robert A. Mello joined IRIS in April 2000 as Corporate Vice President and President of the IRIS Sample Processing division. Mr. Mello has 34 years of experience in medical device manufacturing, service, marketing and engineering. Prior to joining IRIS, Mr. Mello was an operations executive with bioMerieux, which designs, manufactures and markets medical instruments and consumables for immunodiagnostic and microbiology laboratories worldwide. Among other positions with bioMerieux, he was Vice President of Operations at their Boston Immunodiagnostics facility and Vice President of Disposables Manufacturing — Clinical Microbiology. Prior to joining bioMerieux in 1988, Mr. Mello held senior management positions at Medical & Scientific Designs, an in-vitro diagnostics company where he was on the founding team in 1983 and Ortho Diagnostics Inc., a division of Johnson & Johnson. Mr. Mello holds degrees in both Electrical Engineering and Business Management.

Richard O’Leary, Ed.D. joined IRIS in February 2011 as Corporate Vice President, Human Resources and Administration. Prior to joining IRIS, Dr. O’Leary was employed as the Global Director, Human Resources, International Regions and prior to that as the Director of Human Resources for Strategic Growth, Research, Development and Engineering, positions he held for Corning Incorporated from 2001 to 2010. Prior to that, Dr. O’Leary was the Vice President of Human Resources for Cytometrics, a diagnostics technology firm in Philadelphia. He has also held director-level roles with Public Service Electric and Gas, Owens Corning and Blue Cross of Michigan. Dr. O’Leary is nationally recognized for his expertise in organizational development, innovation and human resource practices. Dr. O’Leary is a Lieutenant Colonel in the Air National Guard with 24 years of experience, and served on the boards of the Best Practice Institute and The Conference Board’s Executive Council for Talent and Organizational Development. Dr. O’Leary holds a Bachelor’s Degree in Sociology and a Master’s Degree in Counseling from the University of Delaware and a Doctorate in Counseling Psychology from Western Michigan University.

Thomas E. Warekois joined IRIS in March 2007 as Corporate Vice President and President of Iris Diagnostics. Prior to joining IRIS, Mr. Warekois spent 27 years with the Bayer HealthCare Diagnostics Division (now Siemens Healthcare Diagnostics), based in Tarrytown, NY. During his tenure, Mr. Warekois held several senior executive positions including Vice President of the Lab Testing Segment, Marketing and General Manager of Bayer Diagnostics in the Middle East, Eastern Europe and Africa. He also served as Vice President of Hematology Marketing. Mr. Warekois earned a Bachelor’s degree in biology from Hartwick College and a Master’s degree in Business Administration from Pace University.

John U. Yi joined IRIS in September 2003 as Vice President of Diagnostics Manufacturing and was promoted to Corporate Vice President of Operations in October 2005. Mr. Yi oversees all manufacturing operations and facilities for the company. Prior to joining IRIS, Mr. Yi held the position of Vice President of Operations with Alcatel Corporation (formerly Xylan) from 1996 through 2002. Prior to him joining Alcatel, he worked for 14 years in the computer and telecommunications industries, where he held middle and senior management positions in manufacturing, supply chain management and program management in companies such as Micropolis, Seagate and TeleVideo. Mr. Yi holds a Bachelor’s degree in Business Administration — Accounting from California State University in Hayward, California.

The Board and Board Committees

Board of Directors.    A majority of our Board of Directors is comprised of “independent” directors within the meaning of the applicable rules for companies traded on The NASDAQ Global Market (NASDAQ). Our Board of Directors has determined that each of Steven M. Besbeck, David T. Della Penta, Beth Y. Karlan, M.D., Michael D. Matte, Richard G. Nadeau, Ph.D., Rick Timmins, Edward F. Voboril and Stephen E. Wasserman are independent and were independent at all times during 2011 while serving on the Board. Mr. García does not qualify as independent because he is an IRIS employee.

In making its determination, our Board of Directors considered the objective tests and the subjective tests for determining who is an “independent director” under the NASDAQ rules. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In assessing independence under the subjective test, our Board of Directors took into account the standards in the objective tests, and reviewed and discussed additional information provided by the directors and the company with regard to each director’s business and personal activities as they may relate to us and our management for the period from January 1, 2009 through the date of determination. Based on all of the foregoing, as required by NASDAQ rules, our Board of Directors made a subjective determination as to each independent director that no relationships exists which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board of Directors held 12 meetings during fiscal 2011. The Board of Directors also acted on 2 occasions by unanimous written consent during fiscal 2011. We expect each director to attend every meeting of the Board and the committees on which he or she serves. Although there is no formal policy, we encourage each director to attend the annual meeting of stockholders. Each current director attended at least 75% of all the meetings of the Board of Directors and those committees on which he served in fiscal 2011. Six directors attended our 2011 Annual Meeting of Stockholders.

The Board of Directors established the position of Lead Director in November 2007, and currently maintains a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee, and establishes special committees from time to time to perform specifically delegated functions. The audit committee, compensation committee, and nominating and governance committee held 7, 9 and 4 meetings in fiscal 2011, respectively. Each of the Board committees has a written charter approved by the Board, and we post each charter, as well as our Corporate Governance Guidelines, on our web site at www.proiris.com/our_company/Corporate_Governance.php.

Lead Director.    Under the terms of our Corporate Governance Guidelines, our Board of Directors has a Lead Director. Edward F. Voboril was appointed Lead Director in March 2009 and presently serves in that position. The Lead Director, in collaboration with our Chairman, is responsible for preparing a list of annual performance objectives for our Board of Directors and supervising performance evaluations of our Board of Directors and its standing committees. The Lead Director facilitates our Chief Executive Officer’s performance evaluation and goal setting process with the “independent” directors. Further, the Lead Director collaborates with the Compensation Committee to determine our Chief Executive Officer’s compensation levels and review Chief Executive Officer succession planning. The Lead Director, in collaboration with our Chairman and the Nominating and Governance Committee, also is responsible for making recommendations to our Chairman regarding committee members and the chairs of our standing committees. Finally, the Lead Director is responsible for ensuring direct communication with our Board of Directors when and if requested by major stockholders and for promoting open communication among all members of our Board of Directors.

Audit Committee.    Our Board of Directors maintains a standing Audit Committee. The Audit Committee currently consists of Steven M. Besbeck, Michael D. Matte and Rick Timmins, all of whom qualify as “independent” directors within the meaning of the applicable rules for companies traded on NASDAQ. During 2011, Mr. Besbeck chaired this committee. Our Board of Directors has determined that each of Messrs. Besbeck, Matte and Timmins is an “audit committee financial expert” as defined in Item 401(h)(2) of Regulation S-K. Our Board of Directors also has determined that each Audit Committee member has sufficient knowledge in reading and understanding our financial statements to serve on the Audit Committee. The Audit Committee reviews the scope and results of quarterly audit reviews and the year-end audit with management and the independent auditors, reviews and discusses the adequacy of our internal controls and recommends to our Board of Directors selection of independent auditors for the coming year.

Compensation Committee.    The Compensation Committee of our Board of Directors is primarily responsible for determining the annual salaries and other compensation of directors and executive officers and administering our equity compensation plans. The Compensation Committee currently consists of David T. Della Penta, Michael D. Matte, Dr. Richard G. Nadeau, Edward F. Voboril and Stephen E. Wasserman. During 2011, Mr. Wasserman chaired this committee. In connection with its deliberations, the Compensation Committee seeks the views of our Chief Executive Officer with respect to appropriate compensation levels of the other officers and periodically recruits compensation experts to provide independent advice regarding market trends and other competitive considerations. For further discussion of the role of the Compensation Committee in determining executive compensation, see the discussion in Compensation Discussion and Analysis included elsewhere in this proxy statement.

Nominating and Governance Committee.    The Nominating and Governance Committee reviews and makes recommendations regarding the functioning of our Board of Directors as an entity, recommends corporate governance principles applicable to IRIS and assists the Board of Directors in its reviews of the performance of our Board of Directors and each of its committees. The Nominating and Governance Committee also is responsible for considering and approving nominations for candidates for director, including determining the appropriate qualifications and experience required of such candidates, and related matters. The Nominating and Governance Committee currently consists of Beth Y. Karlan, M.D., Dr. Richard G. Nadeau, David Della Penta, and Edward F. Voboril. During 2011, Dr. Nadeau chaired this committee. The members of the Nominating and Governance Committee are all independent directors within the meaning of the applicable NASDAQ rules. The Nominating and Governance Committee operates pursuant to a written charter.

In carrying out its function to nominate candidates for election to our Board of Directors, the Nominating and Governance Committee considers the mix of skills, experience, character, commitment, and diversity of background, all in the context of the requirements of our Board of Directors at that point in time. Our Nominating and Governance Committee believes that each candidate should be an individual who has demonstrated integrity and ethics in such candidate’s personal and professional life, has an understanding of elements relevant to the success of a publicly-traded company and has established a record of professional accomplishment in such candidate’s chosen field. Each candidate should be prepared to participate fully in our Board of Director activities including attendance at and active participation in meetings of our Board of Directors, and not have other personal or professional commitments that would, in our Nominating and Governance Committee’s judgment, interfere with or limit such candidate’s ability to do so. Our Nominating and Governance Committee has no stated specific minimum qualifications that must be met by a candidate for a position on our Board of Directors. Our Board of Directors has adopted a retirement policy for directors, which provides that any director who reaches the age of 72 while serving as a director must retire from the Board effective at the end of his or her then current term.

In evaluating candidates for certain positions on our Board of Directors, our Nominating and Governance Committee evaluates additional criteria, including the following: financial or accounting expertise, industry expertise, accomplishment in designing, marketing, manufacturing and distributing medical instruments and other experience relevant to the medical industry and public companies of a size comparable to IRIS, and experience in investment banking, commercial lending or other financing activities. Our Nominating and Governance Committee also considers previous performance of candidates that are or have been members of our Board of Directors.

Our Nominating and Governance Committee’s methods for identifying candidates for election to our Board of Directors (other than those proposed by our stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources including our executives, individuals personally known to the members of our Board of Directors, and other research. Our Nominating and Governance Committee uses the services of third-party search firms from time to time to identify suitable candidates for service on the Board.

The Nominating and Governance Committee will consider nominees recommended by stockholders. A stockholder that desires to recommend a candidate for election to the Board must direct the recommendation in writing to us at our principal offices (Attention: Corporate Secretary) and must include the name and address of the stockholder recommending the candidate; the candidate’s name and address; the class or series and number of shares of capital stock of IRIS which are owned beneficially and of record by the stockholder making the recommendation; a representation that the holder is a stockholder entitled to vote his or her shares at the annual meeting and intends to vote his or her shares in person or by proxy for the person or persons nominated in the notice; a description of all arrangements or understandings between the stockholder supporting the nomination and each nominee; any other information concerning the proposed nominee that we would be required to include in the proxy statement if our Board of Directors made the nomination; and the consent of the nominee to serve as director if elected. For a stockholder recommendation to be considered by the Nominating and Governance Committee as a potential candidate at an annual meeting, nominations must be received on or before the deadline for receipt of stockholder proposals for such meeting. If a stockholder decides to nominate a candidate for director and solicits proxies for such candidate, the stockholder will need to follow the rules set forth by the SEC and in our bylaws as they pertain to director nominations.

Board Leadership Structure.    César M. García currently holds the positions of Chairman of the Board, President and Chief Executive Officer of IRIS. Our Corporate Governance Guidelines provide that whenever the Chairman of the Board is not an” independent” director, there shall be a Lead Director. The Lead Director is an independent director appointed annually by the Board after the annual meeting of stockholders, and he or she serves at the pleasure of the Board. In May 2011, the Board reappointed Edward F. Voboril to serve as Lead Director. The Lead Director, in collaboration with our Chairman, is responsible for preparing a list of annual performance objectives for our Board of Directors and supervising performance evaluations of our Board of Directors and its standing committees. The Lead Director facilitates our Chief Executive Officer’s performance evaluation and goal setting process with the independent directors. Further, the Lead Director collaborates with the Compensation Committee to determine our Chief Executive Officer’s compensation levels and review Chief Executive Officer succession planning. The Lead Director, in collaboration with our Chairman and the Nominating and Governance Committee, also is responsible for making recommendations to our Chairman regarding committee members and the chairs of our standing committees. Finally, the Lead Director is responsible for ensuring direct communication with our Board of Directors when and if requested by major stockholders and for promoting open communication among all members of our Board of Directors.

We believe that combining the roles of Chairman and Chief Executive Officer and having an independent Lead Director whose responsibilities closely parallel those of an independent Chairman best accomplishes the goals of allowing the Board to provide independent oversight and hold management accountable, while ensuring that a corporate strategy is pursued which optimizes long-term shareholder value.

Board’s Role in Risk Oversight.    The Board is actively involved in the oversight of risks that could affect IRIS. This oversight is conducted primarily through the Audit Committee, but the full Board has retained responsibility for general oversight of risks. The Audit Committee considers and reviews with our independent public accounting firm and management the adequacy of our internal controls, including the processes for identifying significant risks and exposures, and elicits recommendations for the improvements of such procedures where desirable. In addition to the Audit Committee’s role, the full Board is involved in oversight and administration of risk and risk management practices by overseeing members of senior management in their risk management capacities. Members of our senior management have day-to-day responsibility for risk management and establishing risk management practices, and members of management are expected to report matters relating specifically to the Audit Committee directly thereto, and to report all other matters directly to the Board of Directors as a whole. Members of our senior management have an open line of communication to the Board and have the discretion to raise issues from time-to-time in any manner they deem appropriate, and management’s reporting on issues relating to risk management typically occurs through direct communication with directors or committee members as matters requiring attention arise. Members of our senior management regularly attend portions of the Board’s regularly scheduled meetings, and make presentations to the Board on financial and operational matters, which presentations often include a discussion of risks related to our business. Management also provides the Board with an annual enterprise risk assessment, which identifies the most significant business risks facing IRIS, and the steps taken or to be taken by management to mitigate or eliminate these risks.

In addition to the Audit Committee, the Compensation Committee considers the risks that may be implicated with executive compensation.

The full Board of Directors has evaluated IRIS’ overall compensation policies and practices for its employees to determine whether such policies and practices create incentives that can affect IRIS’ risk and management of that risk, and has further assessed whether any risks arising from these policies and practices are reasonably likely to have a material adverse effect on us, and the board has concluded that the risks arising from our policies and practices are not reasonably likely to have a material adverse effect on us.

The Compensation Committee and the Board of Directors, in connection with their assessment of performance criteria for fiscal 2012, concluded that while the criteria or targets reward prudent risk-taking in support of our objectives, they do not encourage or promote inappropriate risk-taking by the participants.

Director Compensation

The general policy of the Board is that compensation for non-employee directors should be a mix of cash and equity-based compensation. We do not pay management directors for Board service in addition to their regular employee compensation. The Compensation Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation. Our Board reviews the Compensation Committee’s recommendations and determines the amount and type of director compensation.

The Compensation Committee can engage the services of outside advisers, experts, and others to assist the committee. During 2011, the Compensation Committee did not use an outside adviser to assist in setting director compensation.

Non-employee director compensation consists of the following elements:

•	annual retainer of $42,000;

•	lead director — additional retainer fee of $20,000;

•	standing committee chairpersons — additional retainer fees of $8,000 for each of the Audit Committee, Compensation Committee and Nominating and Governance Committee;

•	standing committee membership — additional retainer fees of $10,500 for each of the Audit Committee, Compensation Committee and Nominating and Governance Committee;

•

ad hoc committee membership — per meeting fees of $1,000 to each member of an ad hoc committee other than its chairman, and $1,500 to the chairman of an ad hoc committee, for such director’s attendance in-person or by telephone at a meeting of at least 30 minutes in length;

•	travel stipend of $1,250 per day, for travel more than four hours, when attending Board and committee meetings, and other Board related activities; and

•

annual equity compensation of $100,000, 50% in the form of a fully vested stock award and 50% in the form of non-qualified stock options with a term of 7 years and which vests over a one year period, which equity awards are made immediately following election or appointment to the Board.

If a non-employee director is appointed to the Board in between annual stockholder meetings, the annual compensation payable to that director is pro-rated for the remaining portion of the term in which the director is appointed to the Board, and the pro-rated portion of the equity compensation payable to that director vests over the remaining portion of the term in which the director is appointed to the Board.

Upon a non-employee director’s initial election or appointment to the Board, the director also receives a one-time award of equity compensation of $100,000, 50% in the form of a fully vested stock award and 50% in the form of non-qualified stock options with a term of 7 years and which vests over a one year period, which equity awards are made immediately following election or appointment to the Board.

In May 2011, in an effort to preserve the number of shares that remained available for award to employees under our 2007 Stock Incentive Plan, our Board modified the allocations of compensation to be paid to our non-employee directors. The annual cash retainer was increased by $25,000 to $67,000, and the annual equity compensation was decreased by $25,000 to $75,000 and was payable entirely as a fully vested stock award pursuant to the 2007 Stock Incentive Plan.

The following table details the total compensation earned by our non-employee directors in 2011.

Director Compensation

Director	Fees Earned or Paid in Cash	Stock Awards(1)	All other Compensation(2)	Total
Steven M. Besbeck(3)	$85,500	$75,004	$2,500	$163,004
David T. Della Penta(4)	$77,500	$75,004	$12,500	$165,004
Beth Y. Karlan, M.D.(5)	$77,500	$75,004	$2,500	$155,004
Michael D. Matte(6)	$88,000	$75,004	$15,000	$178,004
Richard G. Nadeau(7)	$96,000	$75,004	$12,500	$183,504
Rick Timmins(8)	$77,500	$75,004	$10,000	$162,504
Edward F. Voboril(9)	$108,000	$75,004	$11,250	$194,254
Stephen E. Wasserman(10)	$85,500	$75,004	$10,000	$170,504

(1)	These amounts represent the grant date fair value of the stock and stock option awards determined in accordance with ASC Topic 718, Equity and Stock Based Compensation. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the SEC on March 12, 2012.

(2)	These amounts reflect travel stipends of $1,250 per day, for travel more than four hours, when attending board and committee meetings as follows: Mr. Besbeck — 2 days; Mr. Della Penta — 10 days; Dr. Karlan — 2 days; Mr. Matte — 12 days; Dr. Nadeau — 10 days; Mr. Timmins — 8 days; Mr. Voboril — 9 days; and Mr. Wasserman — 8 days.

(3)	Mr. Besbeck served as Chairman of the Audit Committee during 2011.

(4)	Mr. Della Penta served as a member of the Compensation Committee and an ad hoc committee during 2011.

(5)	Dr. Karlan served as a member of the Nominating and Governance Committee during 2011.

(6)	Mr. Matte served as a member of both the Audit Committee and the Compensation Committee during 2011. Mr. Matte is not standing for re-election to the Board at the Annual Meeting.

(7)	Dr. Nadeau served as Chairman of the Nominating and Governance Committee and as a member of the Compensation Committee during 2011. Dr. Nadeau is not standing for re-election to the Board at the Annual Meeting.

(8)	Mr. Timmins served as a member of the Audit committee and on an ad hoc committee during 2011.

(9)	Mr. Voboril served as Lead Director and as a member of the Nominating and Governance Committee, the Compensation Committee and an ad hoc committee during 2011.

(10)	Mr. Wasserman served as Chairman of the Compensation Committee during 2011.

Stock Ownership Guidelines for Non-Employee Directors

The Board of Directors has established stock ownership guidelines for non-employee directors. Each non-employee director is expected to own IRIS common stock-based holdings equal in value to at least three times the cash component of the annual retainer for service on the Board of Directors, excluding retainers and other amounts paid for service as lead director or on committees of the Board. Each non-employee director is expected to achieve this level of ownership by the later of April 23, 2013 or the third anniversary of his or her election to the Board of Directors.

The share ownership of the non-employee directors is reported below, and is based on the closing market price of our common stock (which was $9.35 on December 30, 2011):

Director	Current Ownership Guideline as a Multiple of Annual Cash Retainer Fee	Ownership as a Multiple of Annual Cash Retainer Fee as of December 31, 2011
Steven M. Besbeck	3	8.81
David T. Della Penta.	3	4.41
Beth Y. Karlan, M.D.	3	3.47
Rick Timmins	3	3.04
Edward F. Voboril	3	6.67
Stephen E. Wasserman	3	6.14

Compensation Committee Interlocks and Insider Participation

During 2011, David T. Della Penta, Michael D. Matte, Richard G. Nadeau, Edward F. Voboril and Stephen E. Wasserman served on the Compensation Committee. None of these Committee members were officers or employees of IRIS during 2011, and qualify as independent directors pursuant to applicable NASDAQ rules. During 2011, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.

Code of Ethics

We have adopted a Code of Ethical Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as well as to our other employees and directors generally. We post a copy of our Code of Ethical Conduct on our website at www.proiris.com/our_company/Corporate_Governance.php.

Section 16(A) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, our directors and officers and our significant stockholders (defined by statute as stockholders beneficially owning more than 10% of our common stock) are required to file with the Securities and Exchange Commission and IRIS reports of ownership, and changes in ownership, of common stock. Based solely on a review of the reports received by us, we believe that, during the year ended December 31, 2011, all of our officers, directors and significant stockholders complied with all applicable filing requirements under Section 16(a), except as follows: one annual statement of changes in beneficial ownership on Form 5 was filed by Richard A. O’Leary, reporting late five same day purchases of common stock during 2011 that were not timely reported on Form 4.

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy on Executive Compensation

IRIS International’s compensation strategy is built around our desire to hire and retain the most talented executives and employees in the industry. We believe that a strong management team is necessary to realize our operating goals of achieving significant market share and profitability by delivering the best products and service in our industry at competitive prices in a positive and rewarding working environment for our employees.

We strive to exceed our customers’ expectations through exceptional service at every point of contact and through products and services that meet their needs. In order to achieve these goals, we must attract, retain and properly motivate exceptional executives.

Our executive compensation program is designed to:

•	motivate and retain executive officers,

•	reward the achievement of short-term and long-term performance goals,

•	establish an appropriate relationship between executive pay and short-term and long-term performance,

•	avoid excessive risk taking by management; and,

•	align executive officers’ interests with those of our stockholders.

We attempt to achieve these objectives by offering a compensation program comprised of base salary, annual cash incentive awards, and equity-based compensation, including performance-based equity beginning in 2011 for our Chief Executive Officer and 2012 for our other executive officers.

Our executive compensation strategy is to provide compensation opportunities between the 50th and 65th percentiles of market, depending on the compensation component and assuming acceptable levels of performance achievement. Specifically, the annual compensation program is intended to:

•	Target base salary levels at the 50th percentile of market in aggregate;

•	Provide target bonus opportunities to earn 50th percentile total cash compensation (base salary plus annual cash bonus) for achieving key business objectives and results; and

•	Grant long-term incentives annually such that total direct compensation (total cash plus long-term incentive) aligns with 65th percentile competitive levels if performance objectives are achieved.

Recent Developments in our Executive Compensation Practices

Our Compensation Committee regularly evaluates our compensation practices, to ensure that our executive compensation programs are consistent with our stated objectives. Our Compensation Committee also recognizes market-wide concerns over companies’ accountability to stockholders in their executive compensation programs, and public companies like IRIS are now required to hold an advisory vote on compensation practices for executive officers (commonly referred to as a “say on pay” proposal). Our Compensation Committee will evaluate whether to make changes to our compensation programs to the extent necessary to align the programs with our compensation objectives and to address market-wide or company-specific concerns about our executive compensation program.

Our stockholders voted on a “say on pay” proposal at our 2011 annual stockholders meeting, and we have included a “say on pay” proposal in this proxy statement (Proposal No. 3) for action at this year’s Annual Meeting. Our stockholders overwhelmingly supported our executive compensation practices at the 2011 annual meeting, with 79% of the shares voting on the proposal voting in favor of the compensation of our executive officers. While our Compensation Committee is pleased with this result, and considers the 2011 “say on pay” vote as general support for our compensation practices from our stockholders, the committee is nonetheless cognizant of two negative results from last year’s meeting, notably:

•

our stockholders voted against adoption of the of the IRIS International, Inc. 2011 Omnibus Incentive Plan, which we intended to use to grant long-term equity incentive awards to our executive officers and other eligible employees; and

•	all of our director nominees received a greater number of votes “withheld” from his or her election than votes “for” such election.

The Compensation Committee considered all of the voting results from the 2011 annual meeting in its subsequent deliberations on executive compensation, which voting results were a factor in the committee’s decision to make changes in our compensation practices in 2012 that are intended to improve the link between incentives and operating performance, as well as improve corporate governance. During the first quarter of 2012, the Compensation Committee implemented the following changes to executive compensation:

Performance-Based RSUs.    For the first time, we granted our executive officers and other senior level employees, performance-based restricted stock unit awards, or PRSUs, which comprise 50% of the total long-term equity incentive shares and value granted to these recipients for fiscal year 2012. We granted these PRSUs in lieu of equity awards that vest over time, which historically have comprised 100% of the long-term equity incentives granted by IRIS. The 2012 PRSUs will vest only if we achieve certain two-year adjusted revenue and adjusted operating income growth objectives over the two-year performance period between January 1, 2012 through December 31, 2013, as follows (with linear interpolation if performance is between the points shown):

50% of PRSUs	Two-Year Adjusted Revenue Growth
	Adjusted Revenue Growth	Percent of Target Achieved	PRSUs Earned as a Percent of Target
Threshold	8.3%	50%	0%
Target	16.6%	100%	100%
Maximum	20.8%	125%	125%

50% of PRSUs	Two-Year Adjusted Operating Income Growth
	Adjusted Operating Income Growth	Percent of Target Achieved	PRSUs Earned as a Percent of Target
Threshold	100%	59%	0%
Target	170%	100%	100%
Maximum	213%	125%	125%

“Adjusted Revenue” means the actual revenue for fiscal year 2013, determined from our final, audited financial statements, adjusted to exclude (i) revenues from businesses acquired from and after January 1, 2012 and (ii) net licensing revenues, and “Adjusted Operating Income” means the actual operating income for fiscal year 2013, determined from our final, audited financial statements, adjusted to exclude the effects of (i) acquisitions (including charges incurred in connection therewith and revenues and expenses of the acquired business), (ii) restructuring charges and impairments, (iii) net licensing revenues, (iv) the medical device excise tax, and (iv) any extraordinary, unusual or non-recurring expenses or losses.

If the performance objectives have been achieved, the earned portion of the PRSUs will vest 2/3 on the date the Compensation Committee certifies achievement of the performance objectives following the end of the two-year performance period, and the remaining 1/3 will vest in four equal quarterly installments thereafter assuming the recipient continues to provide services to us through the applicable vesting dates.

The balance of the 2012 long-term equity incentives granted to our executive officers and senior level employees consist of time-based restricted stock unit awards, or RSUs, that vest over a four year service period in accordance with our historical compensation practices.

Modification of CEO’s 2011 Equity Awards.    Concurrently with the grant of the 2012 PRSUs, we amended Mr. García’s 2011 equity awards to make 50% of the 2011 RSUs that were scheduled to vest after March 2012 (18,750 RSUs) and 50% of the unvested portion of his 2011 stock options (18,750 options) contingent on the same two-year adjusted revenue and adjusted operating income growth goals as were used for the 2012 PRSU awards. Mr. García’s 2011 PRSUs and performance-based stock options will fully vest, if at all, upon achieving the same performance objectives and subject to the same earnout schedule that we established for the 2012 PRSUs, except that Mr. García will not be entitled to earn more than 100% of the target amount of his PRSUs and performance-based stock options. These previously time-vested awards are now at risk subject to goal achievement, with no corresponding upside potential for if the goals are exceeded. We made this change with Mr. García’s cooperation, to recognize that time-vested options and RSUs are not performance-based and to show a commitment to performance-based pay.

Modification of What Constitutes a “Change in Control.”    We modified the definition of “change in control” in our executive employment agreements to provide that a change in control will occur upon consummation, and not simply shareholder approval, of certain fundamental transactions affecting IRIS. See Executive Compensation — Potential Payments Upon Termination or Change in Control in this proxy statement for the new definition of change in control and a discussion of payments that our named executive officers might be entitled to in connection with a change in control. We made this change to avoid possibly having to pay severance to a terminated executive following shareholder approval of certain fundamental transactions affecting IRIS, like a merger or asset sale, when the transaction is not actually consummated.

Modification of Severance Terms.    We modified the manner in which we calculate severance payable to executive officers whose employment is terminated following a change in control. Previously, a portion of the severance payable to an executive officer who is terminated following a change in control was based on a multiple of the average annual bonus actually paid to the executive officer for the two fiscal years preceding his termination. We modified this severance term to provide that the payment would be based on a multiple of the target bonus the executive is eligible to earn under our management incentive bonus plan for the fiscal year in which the termination occurs or, if such target bonus has not yet been determined, the last target bonus established for such executive officer. We made this change to avoid treating differently an executive who had not been employed with us for long enough to receive a cash bonus for two fiscal years, and to make all executives’ severance pay based on a more current measure of their compensation.

Determining Executive Compensation

The Compensation Committee of our Board of Directors is primarily responsible for determining the annual salaries and other compensation of executive officers. The Compensation Committee has adopted a general approach of compensating executives with cash salaries commensurate with the role, experience, and expertise of the executive. The committee uses the competitive median salary paid to executives at comparable companies as a guide, as well as consideration of the relative importance of the executive to IRIS. To reward executives for their contributions to the achievement of company-wide performance goals, incentive target bonus awards are established at a level designed to ensure that when such payouts are added to the executive’s base salary, the target total cash compensation for meeting performance expectations will be near the median to comparable companies (with above-median compensation opportunities for exceeding performance goals). In addition, to align our executives’ compensation with our business strategies, values and management initiatives, both short and long term, executive officers are provided with long-term performance incentives.

To understand the compensation levels of executive officers at other publicly traded companies, we periodically collect information regarding peer company compensation levels from a variety of sources, including proxy statements and compensation reports and surveys published or prepared by compensation consulting firms. Using this information, we generally establish compensation opportunities (including salary, the target cash bonus and equity-based compensation) between the median and 65th percentile of our counterparts at comparable companies. The actual amount of compensation delivered may be more or less depending on goal achievement and stock price during the year and over several years.

The Chief Executive Officer makes compensation recommendations for named executive officers (other than the Chief Executive Officer) and other senior executives. He actively participates in the annual executive compensation assessment (other than for the CEO position). In developing his recommendations, the CEO takes into account a number of factors, including individual performance and contribution level, current compensation relative to market, past awards, compensation level relative to internal peer positions, and internal compensation expense budgets. The Chief Executive Officer does not attend executive sessions of the Board or meetings where his own compensation is being determined.

The independent directors of the Board conduct a formal performance review of the named executive officers, including the Chief Executive Officer, which includes an assessment of financial and non-financial accomplishments. At the beginning of each fiscal year, the Compensation Committee develops management performance objectives for the named executive officers and assigns weights to each objective, which vary differently from year to year depending on the company’s priorities. These objectives are then submitted to the independent directors of the Board for approval. At the conclusion of each fiscal year, the independent directors then evaluate the named executive officers’ actual performance against the pre-established objectives to determine compensation awards for the named executive officers. The Chief Executive Officer actively participates in establishing the management performance objectives and evaluating performance against those objectives for the named executive officers (other than the Chief Executive Officer).

The Compensation Committee has clawback authority to recoup bonuses paid prior to an accounting restatement. Should a restatement of earnings occur upon which incentive compensation awards were based, the Compensation Committee has the discretion to take necessary actions to protect the interests of stockholders, including actions to recover such awards.

The Compensation Committee has the authority to engage the services of one or more independent compensation consultants to provide advice on executive compensation matters. The Compensation Committee has the discretion to hire and fire the compensation consultant, as described in the Compensation Committee’s charter. The Compensation Committee determines the scope of the consultant’s engagement and compensation for the consultant’s services. The compensation consultant may not provide any services to IRIS other than advice on compensation matters, and works with management only at the request and subject to the oversight of the Compensation Committee Chairman. Management reviews consultant invoices, and approves and remits payment in accordance with the terms of the engagement.

In April 2010, the Compensation Committee engaged the services of Frederic W. Cook & Co., Inc., or FW Cook, an executive compensation consulting firm, to conduct an independent review of our direct compensation program for senior executive officers, including our Chief Executive Officer. FW Cook compared the compensation of our senior executive officers to a peer group of publicly traded companies. The peer group selection criteria used by FW Cook consisted of medical device and diagnostics companies with revenue and market capitalization between approximately one-third and three times IRIS’ revenue and market capitalization at the time they were selected. IRIS’ revenue size was generally in the middle of the peer group when the peers were selected (i.e., a generally equal number of smaller and larger companies). Based on these objective criteria, which were intended to recognize pay practices related to both IRIS’s industry and size, the Compensation Committee selected the following eighteen peer group companies taking into account input from management and the recommendation from FW Cook:

Abaxis, Inc.	Merit Medical Systems
Angiodynamics	Micrus Endo
Clarient	Natus Medical
Digirad	OraSure Tech
Genomic Health	Quidel
Genoptix	SenoRX
Kensey Nash	Sonosite
Luminex	Spectranetics
Meridian	Stereotaxis

In addition, FW Cook augmented its proxy information survey with life sciences compensation surveys. The consultants benchmarked our senior executive officer compensation against our peer group companies and analyzed both the executives’ total direct compensation and long-term incentive compensation.

Compensation Elements

Our compensation package for executive officers consists of base salary, annual cash incentive (bonus) awards, and long-term equity-based compensation. The executive officers are also eligible to participate in all of our employee benefit plans. Our Chief Executive Officer also is entitled to the use of a company car, a perquisite reserved exclusively for our most senior officer. During 2011, our Chief Executive Officer and Chief Technology Officer also earned supplemental cash incentive awards, which were outside of the regular bonus program (no such supplemental incentives exist for 2012) and are explained further below.

Base Salaries.    We provide competitive base salaries to pay for day-to-day service in light of each individual’s duties and responsibilities, experience, expertise and individual performance. The salaries are generally set to approximate the 50th percentile market levels for the positions at each level, although there may be modest variations by individual to recognize the importance of the position or the experience of the individual.

Individual salary levels are determined based on assessments of:

•	Internal job responsibilities;

•	Experience in role; and

•	Market levels for comparable positions.

Salary increases are determined based on an assessment of individual performance in the role and relative to individual objectives established for the year.

In February 2011, we increased base salaries of the named executive officers, which increase was retroactive to January 1, 2011 consistent with historical practices. We also increased base salaries in February 2012 retroactive to January 1, 2012. Base salaries for 2010, 2011 and 2012 for the named executive officers who were serving in such capacity as of February 2012 are as follows:

Executive	2010 Base Salary	2011 Base Salary	2012 Base Salary
César M. García	$425,000	$450,000	$465,000
Amin Khalifa(1)	$315,000	$315,000	$330,750
Thomas H. Adams	$310,000	$320,000	$332,800
Richard A. O’Leary(2)	—	$235,000	$246,750
Thomas E. Warekois	$325,000	$335,000	$351,750

(1)	Mr. Khalifa joined IRIS in October 2010, and was not eligible for an increase in base salary in 2011.

(2)	Mr. O’Leary joined IRIS in February 2011.

Annual Cash Bonus.    Pursuant to our Management Incentive Bonus Plan, or MIBP, we provide eligible employees, including the Chief Executive Officer and other named executive officers, the opportunity to earn annual cash awards upon achieving predetermined performance goals and objectives. The purpose is to reward attainment of company/divisional financial goals and individual performance objectives, with threshold, target and maximum award opportunities expressed as a percentage of base salary. Target bonuses generally vary by executive level and are set at levels that, when combined with base salaries, will deliver market 50th percentile levels of total cash compensation if performance objectives are met (which target annual cash compensation position was confirmed by the FW Cook market study provided to the Compensation Committee in July 2010).

The following are our 2011 target annual cash bonus opportunities as a percentage of salary for our named executive officers:

Executive	Target
César M. García	70%
Amin Khalifa	40%
Thomas H. Adams	40%
Richard A. O’Leary	40%
Thomas E. Warekois	40%

The annual bonus structure provides for payouts above target if performance warrants. Therefore, a range of opportunities is also defined as a percentage of target:

•	Threshold — 50% of target bonus

•	Maximum — 150% of target bonus

We select different corporate and divisional financial performance metrics and individual performance objectives to reward performance and to motivate desired behaviors. Performance weightings vary by executive. For the Chief Executive Officer and Chief Financial Officer, weightings are generally 50% for company/financial goals, which are a weighted mix of 40% revenue and 60% EPS to reflect these officers’ responsibility for overall company financial performance, and 50% for individual goals. For division heads, such as Mr. Warekois, the weightings include a smaller weighting for company/financial goals and a larger weighting for divisional/financial goals, which generally are an equally weighted mix of divisional revenue and divisional operating income, to reflect these officers’ responsibility for the financial performance of the divisions they head. The balance of the division heads’ weightings are for individual goals. For Dr. Adams, our Chief Technology Officer, and for Richard O’Leary, our Corporate Vice President, Human Resources and Administration, their weightings are more heavily focused on individual goals, as their management responsibilities have significantly less of an impact on the company’s short term financial performance.

The rationale for the mix of financial and strategic objectives is to recognize that IRIS must keep its existing core business growing and profitable, while at the same time continuing to achieve milestones for long term development programs that may not be immediately profitable, but should result in future growth, competitive strength and increased shareholder value. The portion of the bonus award based on financial measures is therefore focused on managing IRIS’ existing commercial businesses, while the portion focused on strategic goals emphasizes the development of new medical and diagnostic business opportunities that have the potential to be highly profitable in future periods. IRIS considers both EPS and revenue, at the company level, and divisional revenue and divisional EPS, at the divisional level, in the portion of the bonus plan that is focused on financial performance because we believe top line growth and profitable operations are both equally necessary to support and increase the stock price for investors. However, milestones and non-financial objectives are also used because much of our success does not depend on revenue producing diagnostics test, but rather will come from successfully developing next-generation tests in R&D programs that do not produce current revenue.

We generally do not pay annual bonuses unless the company achieves a threshold EPS performance level established for the year. Therefore, it is possible to earn no bonus despite achieving strategic goals and individual objectives, due to company and/or divisional financial goals not being met.

Additionally, to be eligible for an annual bonus, generally an executive must achieve at least an aggregate of 50% of the executive’s overall financial and strategic goals and individual objectives.

Finally, our CEO and CTO had supplemental bonus opportunities in 2011 for achieving critical partnership and R&D milestones that were outside of the normal MIBP.

Financial Performance Objectives

Our 2011 annual bonus financial goals for our named executive officers and 2011 actual financial results are summarized as follows:

	Financial Performance Objectives
Executive	Metrics	Weight	Threshold		Target		Maximum		Actual
César M. García	Corp. Revenue	20%	$114	M	$120	M	$130	M	$118.3	M
	Corp. Non-GAAP EPS	30%	$0.17		$0.20		$0.29		$0.19
Amin Khalifa	Corp. Revenue	20%	$114	M	$120	M	$130	M	$118.3	M
	Corp. Non-GAAP EPS	30%	$0.17		$0.20		$0.29		$0.19
Thomas H. Adams	Corp. Revenue	10% for both	$114	M	$120	M	$130	M	$118.3	M
	Corp. Non-GAAP EPS		$0.17		$0.20		$0.29		$0.19
Richard A. O’Leary	Corp. Revenue	20% for both	$114	M	$120	M	$130	M	$118.3	M
	Corp. Non-GAAP EPS		$0.17		$0.20		$0.29		$0.19
Thomas E. Warekois	Corp. Revenue	5% for both	$114	M	$120	M	$130	M	$118.3	M
	Corp. Non-GAAP EPS		$0.17		$0.20		$0.29		$.019
	Div. Revenue	20%	$97.5		$102.8	M	$108.2		$103.6	M
	Div. Non-GAAP EPS	25%	$0.69		$0.78		$0.87		$0.77

In measuring our actual corporate earnings per share against the corporate earnings per share objectives for 2011, we used a non-GAAP measure of EPS that excludes all restructuring charges associated with the Arista Molecular and Iris Diagnostics R&D restructurings that occurred in October 2011. With respect to Mr. Warekois, in measuring actual divisional earnings per share for Iris Diagnostics against the divisional earnings per share objectives for 2011, we also used a non-GAAP measure of divisional EPS that excludes all restructuring charges associated with the Iris Diagnostics R&D restructuring. Both restructurings were not contemplated at the time the 2011 corporate and divisional EPS objectives were created, but the restructuring costs were determined by our Compensation Committee to be extraordinary costs, and were therefore excluded by the Compensation Committee in its discretion in calculating EPS for purposes of awarding bonuses to our executive officers. However, no operating costs were excluded from the EPS calculation.

Each of our named executive officers achieved 92% of the corporate revenue objective, as actual revenue of $118.3 million was only slightly below target revenue of $120 million, notwithstanding that revenues from Arista Molecular were significantly below budgeted revenues for that division. Each of our named executive officers achieved 83% of the non-GAAP earnings per share objective as actual non-GAAP earnings per share of $0.19 was only slightly below target of $0.20. Mr. Warekois achieved 107% of his divisional revenue objective, as actual divisional revenues of $103.6 million were higher than target revenues of $102.8 million, and 100% of his divisional non-GAAP earnings per share objective, as actual divisional non-GAAP earnings per share of $0.77 was substantially equal to target of $0.78.

Each of the named executive officers other than Mr. Warekois achieved a blended financial performance objective score of 88%. Mr. Warekois, who was also measured based on divisional financial performance, achieved a blended financial performance objective score of 102%.

Strategic / Individual Performance Objectives

Our 2011 annual strategic goals and individual objectives for our named executive officers are summarized as follows:

Executive	Weighting	Strategic/Individual Performance Objectives
César M. García	50%	(1) Execution of new business initiatives, (2) new products, and (3) other contributions.
Amin Khalifa	50%	(1) Organizational build out, (2) improve business forecasting and analysis, and (3) other contributions.
Thomas H. Adams	90%	(1) provide all additional data requested by the FDA for NADiA ProsVue submission by Q1-11, (2) attain NADiA ProsVue clearance by Q2-11, (3) develop a certain assay based on NADiA for use by Arista Molecular, (4) develop an additional assay based on NADiA for use by Arista Molecular, (5) complete the development agreement with Fujirebio by March, 2011, and (6) other contributions.
Richard A. O’Leary	80%	(1) develop, streamline and align certain human resources policies, (2) identify three areas of improvement based on the 2010 employee climate survey and improve those three areas as measured by the results of the 2011 employee climate survey, (3) implement a succession planning process, (4) collaborate and support certain business initiatives such as the restructuring and downsizing of Arista Molecular, and (5) other contributions.
Thomas E. Warekois	50%	(1) Improve the Diagnostics division PDP process, and (2) commercialization of new products, (3) continue development of commercial excellence and opportunities, and (4) other contributions.

The Compensation Committee determined that the named executive officers achieved the following percentages of their 2011 strategic goals and individual objectives:

César M. García.    Mr. García achieved 86% of his strategic and individual objectives, as follows: He achieved 50% of objective #1 due to Arista Molecular failing to meet certain financial milestones, 100% of objective #2, due to the FDA clearance and successful commercial launch of iChemVELOCITY in March 2011, obtaining FDA clearance of NADiA ProsVue in the third quarter of 2011 and progress in the development of IRIS’ 3GEMS hematology and 3GEMS UA platforms, and 100% of objective #3 due to other contributions, including successfully realigning the Iris Diagnostics R&D group, successfully downsizing Arista Laboratories and integrating it with Iris Molecular Diagnostics, and commencement of several strategic initiatives related to achieving more predictable outcomes in R&D and succession planning and organizational development, which are expected to increase long term shareholder value. Mr. García’s overall combined score for both financial and strategic goals and individual objectives was 86%.

Amin Khalifa.    Mr. Khalifa achieved 100% of his strategic and individual objectives, as follows: He achieved 100% of objective #1 as a result of assisting with the integration of Arista Molecular and improving the overall depth of the finance department, 100% of objective #2 as a result of improving financial forecasting guidance provided to investors, and 100% of objective #3 for other contributions and discretionary factors. Mr. Khalifa’s overall combined score for both financial and strategic goals and individual objectives was 93%.

Thomas H. Adams.    Dr. Adams achieved 93% of his strategic and individual objectives, as follows He achieved 100% of objective #1, 100% of objective #2 as NADiA ProsVue was cleared by the

FDA in the third quarter of 2011 with expanded and strengthened claims, and 100% of objective #3. He achieved 60% of objective #4 as development of this test was only partially completed. He achieved 100% of objective #5 as the development agreement with Fujirebio was signed in March 2011, and 100% of objective #6 for other contributions and discretionary factors. Dr. Adams’ overall combined score for both financial and strategic goals and individual objectives was 93%.

Richard A. O’Leary.    Mr. O’Leary achieved 103% of his strategic and individual objectives, as follows: He achieved 100% of objective #1, 100% of objective #2 based on the results of the 2011 employee climate survey, 80% for objective #3 as a result of developing a succession plan. He achieved 100% of objective #4 as IRIS implemented a successful re-organization of Arista Molecular and the Iris Diagnostics R&D group and Iris Sample Processing was re-organized in preparation for the commercial launch of the ThermoBrite Elite in the first quarter of 2012, and 120% of objective #5 for other contributions and discretionary factors. Mr. O’Leary’s overall combined score for both financial and strategic goals and individual objectives was 100%.

Thomas E. Warekois.    Mr. Warekois achieved 92% of his strategic and individual objectives, as follows: He achieved 75% of objective #1 as the new PDP process was not fully completed, 95% of objective #2 as most of the new products have been successfully commercialized, 90% of objective #3 as customer loyalty scores were slightly lower in 2011, and 100% of objective #4 for other contributions and discretionary factors. Mr. Warekois’ overall combined score for both financial and strategic goals and individual objectives was 97%.

The named executive officers’ MIBP target cash bonus amounts and MIBP actual cash bonus amounts for 2011 are reported below:

	2011 MIBP Amounts
Officer	Target	Actual
Ceśar M. García	$315,000	$270,900
Amin I. Khalifa	$126,000	$117,200
Thomas H. Adams	$128,000	$119,100
Richard O’Leary.	$94,000	$94,000
Thomas E. Warekois	$134,000	$130,000

We may also award from time to time on a discretionary basis, supplemental cash incentives to executives to reward extraordinary achievements or to motivate specific behaviors. During 2011, we established special milestone-based goals for Mr. García because they were critical to our long-term success. The performance goals established in February 2011 were to ship a target quantity of our iChemVELOCITY Automated Chemistry Analyzers in the United States, and to attain the first development milestone for our 3GEMS hematology program. If both goals were achieved, we agreed to provide a special one-time cash award of $250,000. Both were achieved in April 2011 and the incentive was paid. We also awarded Dr. Adams a supplemental cash bonus in April 2011 of $30,000 for his attainment of a critical performance objective, the signing of the development agreement with Fujirebio, Inc.

Long-term (Equity) Incentives.    Annual awards of equity compensation are generally set to approximate the market 50th to 60th percentile levels, with an eye towards target total direct compensation between the median and 65th percentile (averaging close to the 60th percentile). Officers’ awards are granted within the guidelines based on their performance in the previous year, the importance of their role in the current year, and a subjective assessment of the difficulty in achieving IRIS’ new corporate goals.

We deliver the long-term incentive value through a mix of stock options and restricted stock units, or RSUs, to our employees. The percentage mix of stock options and restricted stock units varies by level. For the named executive officers, the long-term incentive compensation awards in 2011 were paid 50% in stock options and 50% in RSUs. This was to ensure that there was a performance-based growth incentive, consistent with the reward for stock price increase from options, while also maintaining retention through potential short-term market volatility, which was the purpose of the RSUs. The CEO grant differed slightly from the framework used for others, which is discussed more below in the section labeled CEO Compensation. Further, as already discussed, 50% of Mr. García’s unvested stock option and RSUs as of March 2012 were converted to performance contingent grants that depend on two-year adjusted revenue and adjusted operating income growth from January 1, 2012 through December 31, 2013.

Our named executive officers received the following equity awards during 2011:

Officer	RSUs (#)	Options (#)
Ceśar M. García	50,000	50,000
Amin I. Khalifa	—	—
Thomas H. Adams	—	—
Richard A. O’Leary	9,000	22,500
Thomas E. Warekois	8,250	20,625

Mr. García was awarded an RSU of approximately 250% of his target amount to compensate him for accepting a much smaller cash bonus for 2010 service than he was eligible to receive based on his achievement of financial and individual performance goals for 2010. However, during the first quarter of 2012, Mr. García agreed to convert these 2011 awards to make 50% of the unvested amounts as of March 2012 performance contingent grants to be earned, if at all, over a two year performance period from January 1, 2012 through December 31, 2013.

Mr. Khalifa’s and Mr. O’Leary’s employment with IRIS commenced in October 2010 and February 2011, respectively. Neither Mr. Khalifa nor Mr. O’Leary was eligible to receive an annual award of equity compensation for fiscal year 2011 when awarded to all executives in February 2011. Mr. Khalifa was granted an initial hiring award of equity compensation in October 2010, upon commencement of employment, which comprises part of his 2010 compensation. Mr. O’Leary received an initial hiring award of equity compensation in February 2011, upon commencement of employment, which award is reflected in the table above. Mr. Warekois’ award was consistent with his target percentile amount, and Dr. Adams was not provided an award of equity compensation in February 2011 as he did not achieve a minimum level of financial and individual goals for 2010.

CEO Compensation

The most significant differences in Mr. García’s compensation in 2011 compared to 2010 are with respect to his annual bonus, one-time supplemental milestone incentive and his long-term equity incentives. As discussed in our April 2011 proxy statement, Mr. García’s actual performance against his individual goals and objectives for

2010 entitled him to an annual bonus of $202,000. The actual cash bonus awarded to Mr. García for 2010, however, was reduced to $90,000 at the discretion of the Compensation Committee. The Compensation Committee chose to reduce Mr. García’s 2010 cash bonus in favor of a larger 2011 restricted stock unit award and a supplemental 2011 cash bonus payable upon the achievement of two critical 2010 milestones that were delayed into 2011, in an effort to recognize the importance of these critical milestones to long-term stockholder value and to match compensation to the timing of their attainment. The supplemental bonus was created for these 2011 milestones, although it is not expected to be repeated in 2012. For fiscal year 2011, Mr. García’s actual performance against his individual annual bonus goals and objectives for 2011 entitled him to an annual bonus of $270,900, which was the amount awarded by the Compensation Committee.

As a result of the Compensation Committee’s decision to reduce Mr. García’s 2010 annual bonus below the formula-earned amount, Mr. García was eligible for, and subsequently earned the supplemental cash bonus of $250,000 in June 2011 following achievement of the two milestones:

•	Shipment of 30 of our iChemVELOCITY Automated Chemistry Analyzers in the United States, which instrument sales will generate recurring revenues from sales of consumables used in the instruments; and

•

Attainment of the first development milestone for our 3GEMS hematology program, which achievement triggered an additional $500,000 cash contribution by Fujirebio, Inc. as part of their $6 million commitment to this program.

Mr. García’s long-term equity incentive compensation also was higher in 2011 due in part to the reduction of his 2010 annual bonus; however, his 2011 total direct compensation was still below the 75th percentile by 15%. Further, to justify this target position, Mr. García subsequently agreed in February 2012 to amend his 2011 RSU award to make a portion of the award performance-based.

To recognize that time vested options and RSUs are not performance-based and to show a commitment to performance-based pay, in February 2012 Mr. García agreed to amend his 2011 equity awards to make 50% of the 2011 RSUs that were scheduled to vest after March 2012 (18,750 RSUs) and 50% of the unvested portion of the 2011 stock options (18,750 options) performance-based. Mr. García is eligible to earn only up to 100% of the target amount of his RSUs and performance-based stock options, which target amount is equal to the total shares underlying each award.

Mr. García’s 2011 performance-based awards will vest only if we achieve certain two-year adjusted revenue and adjusted operating income growth objectives over the two-year performance period between January 1, 2012 through December 31, 2013, as follows (with linear interpolation if performance is between the points shown):

50% of PRSUs	Two-Year Adjusted Revenue Growth
	Adjusted Revenue Growth	Percent of Target Achieved	PRSUs Earned as a Percent of Target
Threshold	8.3%	50%	0%
Target	16.6%	100%	100%

50% of PRSUs	Two-Year Adjusted Operating Income Growth
	Adjusted Operating Income Growth	Percent of Target Achieved	PRSUs Earned as a Percent of Target
Threshold	100%	59%	0%
Target	170%	100%	100%

“Adjusted Revenue” means the actual revenue for fiscal year 2013, determined from our final, audited financial statements, adjusted to exclude (i) revenues from businesses acquired from and after January 1, 2012 and (ii) net licensing revenues, and “Adjusted Operating Income” means the actual operating income for fiscal year 2013, determined from our final, audited financial statements, adjusted to exclude the effects of (i) acquisitions (including charges incurred in connection therewith and revenues and expenses of the acquired business), (ii) restructuring charges and impairments, (iii) net licensing revenues, (iv) the medical device excise tax, and (iv) any extraordinary, unusual or non-recurring expenses or losses.

If the performance objectives have been achieved, the earned portion of Mr. García’s performance-based RSUs and stock options will fully vest on the date the Compensation Committee certifies achievement of the performance objectives following the end of the two-year performance period, assuming Mr. Garcia continues to provide services to us through the applicable vesting date.

Stock Ownership Guidelines for Executive Officers

To further promote the alignment of our executive officers’ interests with those of our long-term stockholders, the Board of Directors has established stock ownership guidelines for our Chief Executive Officer and Corporate Vice Presidents. The chief executive officer is expected to own IRIS common stock-based holdings equal in value to at least three times his annual base salary. Every other executive is expected to own IRIS common stock-based holdings equal in value to at least one and one-half times the executive’s annual base salary. Each is expected to achieve this level of ownership by the later of April 23, 2015 or the fifth anniversary of the date such person is first appointed to an executive officer position that makes him or her subject to the policy.

The share ownership of the named executive officers is reported below:

Officers	Current Ownership Guideline as a Multiple of Annual Base Salary Rate	Ownership as a Multiple of Annual Base Salary Rate as of December 31, 2011(1)
Ceśar M. García	3	3.24
Amin I. Khalifa	1.5	0.14
Thomas H. Adams	1.5	6.96
Richard A. O’Leary.	1.5	0.21
Thomas E. Warekois	1.5	0.58

(1)	Mr. Khalifa joined IRIS on October 11, 2010 and is expected to achieve the minimum ownership threshold by October 11, 2015. Mr. O’Leary joined IRIS on February 14, 2011 and is expected to achieve the minimum ownership threshold by February 14, 2016. All other executive officers are expected to achieve the minimum ownership threshold by April 23, 2015.

Report of Compensation Committee

The Compensation Committee of our Board of Directors is primarily responsible for determining the annual salaries and other compensation of executive officers and administering the our stock option and stock purchase plans. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management and based on such review and discussion has recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in IRIS’ 2011 Annual Report on Form 10-K and in this proxy statement.

Compensation Committee

Stephen E. Wasserman (Chairman)

David T. Della Penta

Michael D. Matte

Richard G. Nadeau

Edward F. Voboril

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, as to each person serving as Chief Executive Officer and Chief Financial Officer during 2011, and the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of 2011 whose compensation exceeded $100,000 (referred to as named executive officers), information concerning all compensation paid for services to us in all capacities for 2009, 2010 and 2011.

Name and Principal Positions	Year	Salary(1)	Non-equity Incentive Plan Compensation(2)	Stock Awards(3)		Option Awards(3)		All Other Compensation(4)	Total
Ceśar M. García	2011	$449,697	$520,900	$490,500	(5)	$203,587	(5)	$28,262	$1,692,946
President and Chief	2010	$424,820	$90,000	$128,007		$405,773		$26,371	$1,074,971
Executive Officer	2009	$425,769	—	$150,000		$450,002		$24,341	$1,050,112
Amin I. Khalifa(6)	2011	$315,000	$117,200	—		—		$56,361	$488,561
Corporate Vice President,	2010	$66,635	—	$150,000		$503,428		$7,375	$727,438
Finance and Chief Financial Officer
Thomas H. Adams	2011	$319,808	$149,100	—		—		$1,188	$470,096
Corporate Vice President,	2010	$309,846	—	$56,008		$177,527		$1,264	$544,645
Chief Technology Officer	2009	$311,538	—	$31,249		$93,751		$1,879	$438,417
Richard A. O’Leary(7)	2011	$203,362	$94,000	$92,880		$96,696		$64,116	$551,054
Corporate Vice President,
Human Resources and Administration
Thomas E. Warekois	2011	$334,808	$130,000	$80,933		$83,980		$8,006	$637,727
Corporate Vice President	2010	$324,846	$95,940	$56,008		$177,527		$6,705	$661,026
and President, Diagnostics	2009	$327,115	—	$78,751		$236,250		$6,660	$648,776
Business Unit

(1)	2009 salary amounts include an extra pay period (27 pay periods versus 26 pay periods in 2010 and 2011).

(2)	These amounts represent the cash bonus paid to the named executive officers as part of the MIBP. In addition, Mr. Garcia’s amount includes a $250,000 supplemental bonus paid in June 2011 for the attainment of two critical milestones and Dr. Adams’ amount includes a $30,000 supplemental bonus paid in April 2011 for attainment of a critical milestone.

(3)	These amounts represents the grant date fair value of the stock and stock option awards determined in accordance with ASC Topic 718, Equity and Stock Based Compensation. These amounts may not correspond to the actual value eventually realized by the officer, which depends in part on the market value of our common stock in future periods. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the SEC on March 12, 2012.

(4)	These amounts represent the aggregate incremental cost to us with respect to the perquisites and other employee benefits including 401(k) plan matching contributions, life insurance premiums, vacation payout in accordance with companywide policy and relocation costs provided to the named executive officer in the applicable year. In addition, for 2011 Mr. García’s amount includes $10,182 for personal use of a company car, Mr. Khalifa’s amount includes $27,417 for reimbursement of relocation expenses and $19,409 of “gross-up” for the payment of taxes on such reimbursed expenses, and Mr. O’Leary’s amount includes $32,130 for reimbursement of relocation expenses and $22,746 of “gross-up” for the payment of taxes on such reimbursed expenses.

(5)	Mr. Garcia’s 2011 stock and stock option awards were amended in February 2012 to make a portion of the awards subject to performance-based vesting, as described elsewhere in this proxy. Of the amounts shown in the table, stock with an original grant date fair value of $183,938 and stock options with an original grant date fair value of $76,345 are subject to performance-based vesting.

(6)	Mr. Khalifa’s employment with IRIS commenced on October 11, 2010.

(7)	Mr. O’Leary’s employment with IRIS commenced on February 14, 2011.

Grants of Plan-Based Awards in Fiscal 2011

The following table provides information about equity-awards granted to each named executive officer that received awards in 2011 under the our 2007 Stock Incentive Plan, which is the only plan pursuant to which awards were granted to named executive officers in 2011.

Name	Grant Date(1)	All Other Stock Awards: Number of Shares of Stock or Units(2)	All Other Option Awards: Number of Securities Underlying Options(3)	Exercise or Base Price of Option Awards(4)	Grant Date Fair Value of Stock and Option Awards(5)
Ceśar M. García	2/24/11	—	50,000	$9.81	$203,587
	2/24/11	50,000	—	—	$490,500
Richard A. O’Leary	2/14/11	—	22,500	$10.32	$96,696
	2/14/11	9,000	—	—	$92,880
Thomas E. Warekois	2/24/11	—	20,625	$9.81	$83,980
	2/24/11	8,250	—	—	$80,933

(1)	The grant date of an option award is the date that the compensation committee fixes as the date the recipient is entitled to receive the award and, for 2011, is the date the compensation committee approved the award.

(2)

Represents the number of restricted shares of stock granted in 2011 to the named executive officers. These awards vest over a four year period, 25% on a date which is 13 months following the grant date, and 6 1/4% per quarter thereafter.

(3)

Represents the number of stock options awards granted in 2011 to the named executive officers. These awards vest over a four year period, 25% on the first anniversary of the grant date, and 6 1/4% per quarter thereafter.

(4)	The exercise price of all options is equal to the closing price of our common stock on the grant date.

(5)	The grant date fair value is generally the amount the company would expense in its financial statements over the award’s service period, but does not include a reduction for forfeitures.

Outstanding Equity Awards at Fiscal Year-End 2011

The following table provides information with respect to stock option and restricted stock awards held by each of the named executive officers as of December 31, 2011.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
		Exercisable(#)	Unexercisable(#)(1)
Ceśar M. García	3/15/07	80,645	—	11.94	3/15/12	—	—
	3/4/08	103,750	6,917	11.65	3/04/13	901	8,424
	2/20/09	65,824	29,921	9.99	2/20/16	4,693	43,880
	2/23/10	31,757	40,832	11.97	2/23/17	6,016	56,250
	2/24/11	—	50,000	9.81	2/24/18	50,000	467,500
Amin I. Khalifa	10/11/10	29,683	89,050	9.85	10/11/17	11,421	106,786
Richard A. O’Leary	2/14/11	—	22,500	10.32	2/14/18	9,000	84,150
Thomas E. Warekois	3/1/07	100,806	—	11.94	3/1/12	—	—
	3/04/08	27,344	1,823	11.65	3/04/13	238	2,225
	2/20/09	34,557	15,709	9.99	2/20/16	2,464	23,038
	2/23/10	13,894	17,864	11.97	2/23/17	2,632	24,609
	2/24/11	—	20,625	9.81	2/24/18	8,250	77,138
Thomas H. Adams	6/10/05	15,555	—	17.82	6/10/15	—	—
	12/09/05	12,500	—	26.02	12/09/15	—	—
	3/04/08	27,344	1,823	11.65	3/04/13	238	2,225
	2/20/09	13,713	6,234	9.99	2/20/16	978	9,144
	2/23/10	13,894	17,864	11.97	2/23/17	2,632	24,609

(1)	These stock option awards vest 25% on the first anniversary of the date of grant and 6 1/4% per quarter thereafter.

(2)	The market value of the restricted stock awards is based on the closing market price of our common stock as of December 30, 2011, which was $9.35 per share.

Option Exercises and Stock Vested in Fiscal Year 2011

The following table provides information on stock option exercises and restricted stock award vesting for each of the named executive officers during 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
César M. García	86,105	596,708	12,558	116,181
Amin I. Khalifa	—	—	3,807	35,177
Thomas H. Adams	—	—	3,778	34,972
Richard O’Leary	—	—	—	—
Thomas E. Warekois	—	—	5,622	51,729

Employment Contracts

In February 2012, we amended the employment agreements with our executive officers, including the agreements with our named executive officers described blow, to modify (i) the definition of “change in control” to provide that a change in control will occur upon consummation, and not simply shareholder approval, of certain fundamental transactions affecting IRIS, and (ii) the manner in which we calculate severance payable to executive officers whose employment is terminated following a change in control, to base such payments on the executive’s then current target bonus in lieu of the executive’s average annual bonus actually paid during the two fiscal years preceding his termination.

Ceśar M. García

We entered into an employment agreement dated November 17, 2003, with César M. García, our President and Chief Executive Officer, which agreement was last amended in February 2012. Pursuant to his employment agreement, as currently in effect, Mr. García receives a base salary, which amount has been increased by our Board of Directors and is $465,000 per year starting on January 1, 2012, and was $450,000 in 2011. The agreement provides for four weeks vacation and the use of a company automobile. Mr. García is eligible to earn a cash bonus and stock-based compensation. Such awards are contingent upon IRIS achieving certain financial goals and Mr. García satisfying certain individual objectives established by our Compensation Committee of the Board of Directors, in a manner commensurate with other senior executive officers. Mr. García is entitled to receive all benefits generally available to our senior executives.

If Mr. García’s employment is terminated by IRIS without cause or by him for good reason, he is entitled to receive a severance payment equal to 18 months of his base salary at the termination date. If his employment is terminated by IRIS without cause or by Mr. García for good reason at any time within 3 months prior to and 24 months following a change of control of IRIS, the severance benefits will instead consist of (i) an amount equal to 2.0 times the sum of his then current annual base salary and his then current target bonus, (ii) continuation of health and welfare benefits for a period of 24 months following termination of employment, and (iii) acceleration of 100% of all unvested stock options, restricted stock, restricted stock units and all other equity compensation awards.

Amin I. Khalifa

We entered into an employment agreement, dated October 11, 2010, with Amin I. Khalifa, our Corporate Vice President of Finance and Chief Financial Officer, which agreement was last amended in February 2012. Pursuant to his employment agreement, as currently in effect, Mr. Khalifa receives a base salary, which amount has been increased by our Board of Directors and is $330,750 per year starting on January 1, 2012, and was $315,000 in 2011. The agreement provides for four weeks vacation. Mr. Khalifa is eligible to earn a cash bonus and stock-based compensation. Such awards are contingent upon IRIS achieving certain financial goals and Mr. Khalifa satisfying certain individual objectives established by our Chief Executive Officer in consultation with our Compensation Committee of the Board of Directors, in a manner commensurate with other senior executive officers. Mr. Khalifa is entitled to receive all benefits generally available to our senior executives.

If Mr. Khalifa’s employment is terminated by IRIS without cause or by him for good reason, he is entitled to receive a severance payment equal to 12 months of his base salary at the termination date. If his employment is terminated by IRIS without cause or by Mr. Khalifa for good reason at any time within 3 months prior to and 18 months following a change of control of IRIS, the severance benefits will instead consist of (i) an amount equal to 1.5 times the sum of his then current annual base salary and his then current target bonus, (ii) continuation of health and welfare benefits for a period of 18 months following termination of employment, and (iii) acceleration of 100% of all unvested stock options, restricted stock, restricted stock units and all other equity compensation awards.

Dr. Thomas H. Adams

On September 2, 2010, we entered into a new employment agreement with Thomas H. Adams, Ph.D, who continues to serve as our Corporate Vice President, Chief Technology Officer, which agreement was last amended in February 2012. Pursuant to his employment agreement, as currently in effect, Dr. Adams receives a base salary, which amount has been increased by our Board of Directors and is $332,800 per year starting on January 1, 2012, and was $320,000 in 2011. The agreement provides for four weeks vacation. Dr. Adams is eligible to earn a cash bonus and stock-based compensation. Such awards are contingent upon IRIS achieving certain financial goals and Dr. Adams satisfying certain individual objectives established by our Chief Executive Officer in consultation with our Compensation Committee of the Board of Directors, in a manner commensurate with other senior executive officers. Dr. Adams is entitled to receive all benefits generally available to our senior executives.

If Dr. Adams’ employment is terminated by IRIS without cause or by him for good reason, he is entitled to receive a severance payment equal to 12 months of his base salary at the termination date. If his employment is terminated by IRIS without cause or by Dr. Adams for good reason at any time within 3 months prior to and 18 months following a change of control of IRIS, the severance benefits will instead consist of (i) an amount equal to 1.5 times the sum of his then current annual base salary and his then current target bonus, (ii) continuation of health and welfare benefits for a period of 18 months following termination of employment, and (iii) acceleration of 100% of all unvested stock options, restricted stock, restricted stock units and all other equity compensation awards.

Richard A. O’Leary

We entered into an employment agreement dated February 14, 2011, with Richard A. O’Leary, our Corporate Vice President, Human Resources and Administration, which agreement was last amended in February 2012. Pursuant to his employment agreement, as currently in effect, Mr. O’Leary receives a base salary, which amount has been increased by our Board of Directors and is $246,750 per year starting on January 1, 2012, and was $235,000 in 2011. The agreement provides for four weeks vacation. Mr. O’Leary is eligible to earn a cash bonus and stock-based compensation. Such awards are contingent upon IRIS achieving certain financial goals and Mr. O’Leary satisfying certain individual objectives established by our Chief Executive Officer in consultation with our Compensation Committee of the Board of Directors, in a manner commensurate with other senior executive officers. Mr. O’Leary is entitled to receive all benefits generally available to our senior executives.

If Mr. O’Leary’s employment is terminated by IRIS without cause or by him for good reason, he is entitled to receive a severance payment equal to 12 months of his base salary at the termination date. If his employment is terminated by IRIS without cause or by Mr. O’Leary for good reason at any time within 3 months prior to and 18 months following a change of control of IRIS, the severance benefits will instead consist of (i) an amount equal to 1.5 times the sum of his then current annual base salary and his then current target bonus, (ii) continuation of health and welfare benefits for a period of 18 months following termination of employment, and (iii) acceleration of 100% of all unvested stock options, restricted stock, restricted stock units and all other equity compensation awards.

Thomas E. Warekois

We entered into an employment agreement dated March 1, 2007, with Thomas E. Warekois, our Corporate Vice President and President, Iris Diagnostics, which agreement was last amended in February 2012. Pursuant to his employment agreement, as currently in effect, Mr. Warekois receives a base salary, which amount has been increased by our Board of Directors and is $351,750 per year starting on January 1, 2012, and was $335,000 in 2011. The agreement provides for four weeks vacation. Mr. Warekois is eligible to earn a cash bonus and stock-based compensation. Such awards are contingent upon IRIS achieving certain financial goals and Mr. Warekois satisfying certain individual objectives established by our Chief Executive Officer in consultation with our Compensation Committee of the Board of Directors, in a manner commensurate with other senior executive officers. Mr. Warekois is entitled to receive all benefits generally available to our senior executives.

If Mr. Warekois’ employment is terminated by IRIS without cause or by him for good reason, he is entitled to receive a severance payment equal to 12 months of his base salary at the termination date. If his employment is terminated by IRIS without cause or by Mr. Warekois for good reason at any time within 3 months prior to and 18 months following a change of control of IRIS, the severance benefits will instead consist of (i) an amount equal to 1.5 times the sum of his then current annual base salary and his then current target bonus, (ii) continuation of health and welfare benefits for a period of 18 months following termination of employment, and (iii) acceleration of 100% of all unvested stock options, restricted stock, restricted stock units and all other equity compensation awards.

Potential Payments Upon Termination or Change in Control

As described above, our employment agreements with the Named Executive Officers provide for severance benefits in the event that the executive’s employment is terminated without cause or for good reason. Mr. García is entitled to receive a severance payment equal to 18 months of his base salary at the termination date, and all other executive officer’s are entitled to receive a severance payment equal to 12 months of their respective base salary at the termination date.

We provide our Named Executive Officers with greater severance benefits if termination of employment occurs in connection with a change in control of IRIS, to compensate our executives if they lose their jobs for completing a transaction determined to be in the best interests of our stockholders. If Mr. García’s employment is terminated by IRIS without cause or by Mr. García for good reason at any time within 3 months prior to and 24 months following a change of control of IRIS, his severance benefits will instead consist of (i) an amount equal to 2.0 times the sum of his then current annual base salary and his then current target bonus, (ii) continuation of health and welfare benefits for a period of 24 months following termination of employment, and (iii) acceleration of 100% of all unvested stock options, restricted stock, restricted stock units and all other equity compensation awards. For all other executive officers, if the executive’s employment is terminated by IRIS without cause or by the executive for good reason at any time within 3 months prior to and 18 months following a change of control of IRIS, the executive’s severance benefits will instead consist of (i) an amount equal to 1.5 times the sum of his then current annual base salary and his then current target bonus, (ii) continuation of health and welfare benefits for a period of 18 months following termination of employment, and (iii) acceleration of 100% of all unvested stock options, restricted stock, restricted stock units and all other equity compensation awards.

We do not have any agreements or other arrangements that provide for payments solely upon a change in control of IRIS without the termination of employment.

The following table sets forth severance payments and benefits that we would have been obligated to pay to the Named Executive Officers assuming a triggering event had occurred under each of their respective agreements as of December 31, 2011:

No Change in Control

Name	Cash Severance Payment ($)(1)
Ceśar M. García	675,000
Amin I. Khalifa	315,000
Thomas H. Adams	320,000
Richard O’Leary	235,000
Thomas E. Warekois	335,000

(1)	Represents cash severance payments based on the executive’s salary at December 31, 2011 payable in a lump sum or periodic payments as provided in the executive’s employment agreement, in an amount equal to 18 months of base salary for Mr. García and 12 months of base salary for all other executives.

With Change in Control

Name	Cash Severance Payment ($)(1)	Continuation of Benefits ($)(2)	Acceleration of Vesting of Equity Awards ($)(3)	Total ($)
Ceśar M. García	1,530,000	34,464	576,054	2,140,518
Amin I. Khalifa	661,500	36,810	106,786	805,096
Thomas H. Adams	672,000	25,848	35,979	733,827
Richard O’Leary	493,500	21,852	84,150	599,502
Thomas E. Warekois	703,500	36,810	127,010	867,320

(1)	Represents cash severance payments payable in a lump sum or periodic payments as provided in the executive’s employment agreement, after giving effect to the February 2012 amendments to the executives’ employment agreements, in an amount for (i) Mr. García equal to 2.0 times the sum of his salary at December 31, 2011 and his target cash bonus for fiscal year 2011, and (ii) for all other executives equal to 1.5 times the sum of such executive’s salary at December 31, 2011 and such executive’s target cash bonus for fiscal year 2011.

(2)	Represents the aggregate amount of all premiums payable for the continuing of the executive’s health and welfare benefits for the applicable severance period, based on the amounts of such premiums at December 31, 2011.

(3)	Represents the value of accelerated “in the money” stock options and restricted stock awards using the closing price of our common stock on December 30, 2011 of $9.35 per share.

We define Change in Control to mean (i) the dissolution or liquidation of IRIS, (ii) consummation of any sale, lease, exchange or other transfer (in one or a series of transactions) of all or substantially all of IRIS’ assets, (iii) consummation of any merger or consolidation of IRIS in which the holders of our voting stock immediately before the merger or consolidation will not own thirty five percent (35%) or more of the voting stock of the continuing or surviving corporation immediately after such merger or consolidation, or (iv) a change of fifty percent (50%) (rounded to the next whole person) in the membership of the Board of Directors within a twelve (12)-month period, unless the election or nomination for election by stockholders of each new director within such period was approved by the vote of a majority of the directors then still in office who were in office at the beginning of the twelve (12)-month period.

Risk Assessment Regarding Compensation Policies and Practices

Our compensation program for employees does not create incentives for excessive risk taking by our employees or involve risks that are reasonably likely to have a material adverse effect on IRIS. Our base salary component of compensation does not encourage risk-taking because it is a fixed amount. Our MIBP and long-term equity incentive programs have the following risk-limiting characteristics:

•	Awards to each executive officer are set in a market range and are limited by the terms of the MIBP to a fixed maximum specified in the plan;

•	Awards are made based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance;

•

A substantial portion of the awards are made in cash and restricted stock units, which mitigates the risk associated with stock options that management will take unnecessary risks to increase our stock price;

•	Awards are not tied to formulas that could focus executives on specific short-term outcomes;

•

Members of the Compensation Committee approve the final MIBP awards in their discretion, after the review of executive and corporate performance, before recommending such awards to the full Board for approval;

•	Equity awards may be recovered by us should a restatement of earnings occur upon which incentive compensation awards were based, or in the event of other wrong-doing by the recipient;

•	An equity award’s value is delivered in the form of stock and options that vest over multiple years, which aligns the interests of executive officers to long-term shareholder interests; and

•	Executive officers are subject to our stock ownership guidelines, described elsewhere in this proxy statement, which requires that they continue to hold substantial value in company stock.

Certain Relationships and Related Party Transactions

Review and Approval of Related Person Transactions.    Our policy and procedures for Related Party Transactions is contained in our Code of Business Conduct and Ethics under the caption “Conflicts of Interest”. The policy provides that each employee, including our executive officers, should avoid conflicts of interest with IRIS except under guidelines approved by our Board of Directors or a committee of our Board of Directors. A similar policy exists for our directors.

Reportable Related Person Transactions.    Except as disclosed elsewhere in this proxy statement, since January 1, 2011, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeds $120,000; and

•

in which any director, nominee for director named in this proxy statement, executive officer, shareholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

REPORT OF AUDIT COMMITTEE

The Audit Committee, which currently consists of Steven M. Besbeck (Chairman), Michael D. Matte and Rick Timmins, reviews IRIS’ financial reporting process on behalf of the Board of Directors, and administers our engagement of BDO USA, LLP as our independent registered public accounting firm. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States. The Audit Committee also discussed with the independent auditors other matters required under Statement of Auditing Standards No. 61 (Communication with Audit Committees), and the overall scope and plans for their audit.

The Audit Committee pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of BDO USA, LLP, and whether for reasons of efficiency or convenience it is in our best interest to engage our independent auditor to perform the services.

The Audit Committee has determined that the provision of non-audit services by BDO USA, LLP is compatible with maintaining BDO USA, LLP’s independence, and none of such services were pre-approved pursuant to the de minimis exception provided in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934.

Generally, the Audit Committee approves in advance audit and non-audit services to be provided by BDO USA, LLP. In other cases, in accordance with Rule 2-01(c)(7) of Securities and Exchange Commission Regulation S-X, the Committee has delegated pre-approval authority to the Chairman of the Audit Committee for matters which arise or otherwise require approval between regularly scheduled meetings of the Audit Committee, provided that the Chairman reports such approvals to the Committee at its next regularly scheduled meeting.

The Audit Committee has discussed with the independent auditors their independence from IRIS and its management, including the matters in the written disclosures required by PCAOB Rule 3526. The Audit Committee has also considered whether the independent auditors’ provision of other non-audit services to IRIS is compatible with the auditors’ independence.

In reliance on the reviews and discussions to which reference is made above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in our 2011 Annual Report on Form 10-K, for filing with the Securities and Exchange Commission. The Audit Committee and our Board of Directors also have recommended the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

AUDIT COMMITTEE

Mr. Steven M. Besbeck (Chairman)

Mr. Michael D. Matte

Mr. Rick Timmins

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock as of March 9, 2012 with respect to:

•	each person who is known to us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors and nominees;

•	the Named Executive Officers; and

•	all of our directors and executive officers as a group

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Shares of common stock under warrants or options currently exercisable or exercisable, or under restricted stock units which vest, within 60 days of the date of this information are deemed outstanding for purposes of computing the percentage ownership of the person holding such warrants, options or restricted stock units but are not deemed outstanding for computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding at March 9, 2012. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each person listed is care of IRIS International, Inc., at 9158 Eton Avenue, Chatsworth, California 91311.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class(2)
Directors, Nominees and Named Executive Officers:
Thomas H. Adams, Ph.D.	326,679	1.8%
Steven M. Besbeck	127,042	*
César M. García	481,205	2.6%
Philip Ginsburg	30,405	*
Beth Y. Karlan, M.D.	55,912	*
Amin I. Khalifa	42,862	*
Michael D. Matte	89,539	*
Robert A. Mello	179,651	1.0%
Richard G. Nadeau, Ph.D.	113,293	*
Richard O’Leary	13,125	*
David Della Penta	45,137	*
Rick Timmins	43,208	*
Edward F. Voboril	81,167	*
Thomas E. Warekois	211,916	1.2%
Stephen Wasserman	90,039	*
John Yi	149,136	*
Directors and Executive Officers as a Group (16_ persons)	2,080,316	11.6%
5% Stockholders:
Brown Capital Management, Inc(3).	3,393,355	18.9%
Gamco Investors, Inc.(4)	1,702,640	9.5%
BlackRock, Inc.(5)	986,545	5.5%

*	Less than 1%.

(1)	Includes shares that may be acquired upon vesting of RSUs or exercise of options that vest or are exercisable on or within 60 days of March 9, 2012 held by directors and executive officers as follows: Dr. Adams (88,353 shares), Mr. Besbeck (87,447 shares), Mr. García (325,083 shares), Dr. Ginsburg (27,327), Dr. Karlan (40,317 shares), Mr. Khalifa (38,055 shares), Mr. Matte (64,947 shares), Mr. Mello (111,906 shares), Dr. Nadeau (81,947 shares), Mr. O’Leary (7,875), Mr. Timmins (29,543 shares), Mr. Voboril (51,213 shares), Mr. Warekois (191,061 shares), Mr. Yi (115,928 shares), Mr. Della Penta (25,322 shares), and Mr. Wasserman (62,447 shares).

(2)	Based on 17,955,427 shares of stock outstanding as of March 9, 2012.

(3)	The mailing address for Brown Capital Management, Inc. is 1201 North Calvert Street, Baltimore, MD 21202.

(4)	The mailing address for Gamco Investors, Inc. is One Corporate Center, Rye, NY 10580-1435

(5)	The mailing address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

PROPOSAL NO. 2

APPROVAL OF

2012 OMNIBUS INCENTIVE PLAN

On February 28, 2012, the Board of Directors adopted the IRIS International, Inc. 2012 Omnibus Incentive Plan (the “2012 Plan”), subject to the approval of the stockholders at the Annual Meeting. The following summary of the principal features of the 2012 Plan is qualified in its entirety by reference to the full text of the 2012 Plan which is attached to this proxy statement as Appendix A.

Summary of the 2012 Plan

Purpose of the 2012 Plan.    The purpose of the 2012 Plan is to assist us and our subsidiaries in attracting and retaining selected individuals who, serving as our employees, directors, consultants and/or advisors, are expected to contribute to our success and to achieve long-term objectives which will benefit our stockholders through the additional incentives inherent in the awards under the 2012 Plan.

Shares Available.    The maximum number of shares of common stock that are available for awards under the 2012 Plan (subject to the adjustment provisions described under “Adjustments upon Changes in Capitalization” below) is 1,750,000 shares, less one (1) share of common stock for every one (1) share of common stock that was subject to an award granted on or after January 1, 2012 under our 2007 Stock Incentive Plan or our 2011 Inducement Incentive Plan. Any shares of common stock that are subject to awards shall be counted against this limit as one (1) share of common stock for every one (1) share of common stock granted. After the date of the approval of the 2012 Plan by stockholders, no awards may be granted under our 2007 Stock Incentive Plan or our 2011 Inducement Incentive Plan.

If any shares of common stock subject to an award under the 2012 Plan or, after January 1, 2012 any shares of common stock subject to an award under the Amended and Restated 1998 Stock Option Plan, the 2007 Stock Incentive Plan or 2011 Inducement Incentive Plan (collectively, the “Prior Plans”), are forfeited, expire or are settled for cash, the shares subject to the award may be used again for awards under the 2012 Plan to the extent of the forfeiture, expiration or cancellation on a one-for-one basis. In the event that (i) any option or other award granted under the 2012 Plan is exercised through the tendering of shares of common stock (either actually or by attestation) or by the withholding of shares of common stock by us, or (ii) on or after January 1, 2012, any option or award granted under the Prior Plans is exercised through the tendering of shares of common stock (either actually or by attestation) or by the withholding of shares of common stock by us, then in each such case the shares so tendered or withheld shall again be available for awards under the 2012 Plan on a one-for-one basis. In addition, in the event that withholding tax liabilities arising from (i) any option or other award under the 2012 Plan or (ii) on or after January 1, 2012 an option or other award granted under the Prior Plans, are satisfied by the tendering of shares of common stock (either actually or by attestation) or by the withholding of shares of common stock by us, then in each such case the shares of common stock so tendered or withheld shall again be available for awards under the 2012 Plan on a one-for-one basis.

Shares of common stock under awards made under the 2012 Plan in substitution or exchange for awards granted by a company acquired by us or a subsidiary, or with which we or a subsidiary combine (“Substitute Awards”), do not reduce the maximum number of shares that are available for awards under the 2012 Plan. In addition, if a company acquired by us or a subsidiary, or with which we or a subsidiary combine, has shares remaining available under a pre-existing plan approved by its stockholders, the available shares (adjusted to reflect the exchange or valuation ratio in the acquisition or combination) may be used for awards under the 2012 Plan and will not reduce the maximum number of shares of common stock that are available for awards under the 2012 Plan; provided, however that awards using such available shares shall not be made after the date awards or grants could have been made under the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not our employees or directors prior to the acquisition or combination.

The maximum number of shares of common stock that may be issued under the 2012 Plan pursuant to the exercise of incentive stock options is equal to the maximum number of shares of common stock that are available for awards under the 2012 Plan.

Eligibility.    Options, SARs, restricted stock awards, restricted stock unit awards, other share-based awards and performance awards may be granted under the 2012 Plan. Options may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options. Awards may be granted under the 2012 Plan to any employee and non-employee member of the Board of Directors, and any consultant or advisor who is a natural person and provides services to us or a subsidiary (except for incentive stock options which may be granted only to our employees).

Awards to be Granted to Certain Individuals and Groups.    As of February 28, 2012, approximately 392 employees and non-employee directors would have been eligible to participate in the 2012 Plan had it been effective. The Compensation Committee of the Board of Directors, in its discretion, selects the persons to whom awards may be granted, determines the type of awards, determines the times at which awards will be made, determines the number of shares subject to each such award (or the dollar value of certain performance awards), and determines the other terms and conditions relating to the awards. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular person in the future.

Limits on Awards to Participants.    The 2012 Plan provides that no participant may (i) be awarded options or SARs in any 12-month period to purchase more than 700,000 shares of common stock or (ii) earn restricted stock awards, restricted stock unit awards, performance awards or other share based awards that are intended to be performance-based compensation under Section 162(m) of the Code with respect to more than 700,000 shares for each 12 months in the vesting or performance period. Shares subject to a cancelled award continue to count against the applicable limit. The maximum dollar value that may be earned by any participant for each 12 months in a performance period with respect to performance-based awards that are intended to be performance-based compensation under Section 162(m) of the Code is $3.0 million. The dollar value of a cancelled award will continue to count against the $3.0 million limit.

Administration.    The 2012 Plan will be administered by the Compensation Committee (or a subcommittee) which shall consist of at least two members of the Board of Directors, each of whom must qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, an “outside director” under Section 162(m) of the Code and an “independent director” under the rules of the principal U.S. national securities exchange on which the common stock is traded (the “Principal Exchange”), to the extent required by such rules. The Compensation Committee has the authority to determine the terms and conditions of awards, and to interpret and administer the 2012 Plan. The Compensation Committee may (i) delegate to a committee of one or more directors the right to make awards and to cancel or suspend awards and otherwise take action on its behalf under the 2012 Plan (to the extent not inconsistent with applicable law, including Section 162(m) of the Code, and the rules of the Principal Exchange), and (ii) to the extent permitted by law, delegate to an executive officer or a committee of executive officers the right to make awards to employees who are not directors or executive officers and the authority to take action on behalf of the Compensation Committee pursuant to the 2012 Plan to cancel or suspend awards under the 2012 Plan to key employees who are not directors or executive officers of IRIS.

Stock Options.    The Compensation Committee may grant either non-qualified stock options or incentive stock options. A stock option entitles the recipient to purchase a specified number of shares of common stock at a fixed price subject to terms and conditions set by the Compensation Committee, including conditions for exercise that must be satisfied, which typically will be based solely on continued provision of services. The purchase price of shares of common stock covered by a stock option cannot be less than 100% of the fair market value of the common stock on the date the option is granted (except for Substitute Awards). Fair market value of the common stock is generally equal to the closing price for the common stock on the Principal Exchange on the date the option is granted (or if there was no closing price on that date, on the last preceding date on which a closing price was reported) , except for Substitute Awards. As of February 28, 2012, the closing price of the common stock as reported on The Nasdaq Stock Market was $11.61 per share.

The 2012 Plan permits payment of the purchase price of stock options to be made by cash or cash equivalents, shares of common stock previously acquired by the participant, any other form of consideration approved by the Compensation Committee and permitted by applicable law (including withholding of shares of common stock that would otherwise be issued on exercise), or any combination thereof. Options granted under the 2012 Plan expire no later than seven years from the date of grant (except (i) in the event of the participant’s death or disability, or (ii) if on the last day of the term the exercise of the option is prohibited by applicable law or the holder cannot purchase or sell shares of common stock due a “black-out period” under our insider trading policy or a “lock-up” agreement undertaken in connection with an issuance of securities by us, the term shall be automatically extended for a 30-day period from the end of the prohibition or black-out period).

Stock Appreciation Rights.    The Compensation Committee is authorized to grant SARs in conjunction with a stock option or other award granted under the 2012 Plan, and to grant SARs separately. The grant price of a SAR may not be less than 100% of the fair market value of a share of common stock on the date the SAR is granted, except for Substitute Awards). The term of an SAR may be no more than seven years from the date of grant (except (i) in the event of the participant’s death or disability, or (ii) if on the last day of the term the exercise of the SAR is prohibited by applicable law or the holder cannot purchase or sell shares of common stock due a black-out period under our insider trading policy or a “lock-up” agreement undertaken in connection with an issuance of securities by us, the term shall be automatically extended for a 30-day period from the end of the prohibition or black-out period). SARs are subject to terms and conditions set by the Compensation Committee, including conditions for exercise that must be satisfied, which typically will be based solely on continued provision of services.

Upon exercise of an SAR, the participant will have the right to receive the excess of the fair market value of the shares covered by the SAR on the date of exercise over the grant price. Payment may be made in cash, shares of our common stock or other property, or any combination thereof, as the Compensation Committee may determine. Shares issued upon the exercise of SARs are valued at their fair market value as of the date of exercise.

Restricted Stock Awards.    Restricted stock awards may be issued either alone or in addition to other awards granted under the 2012 Plan, and are also available as a form of payment of performance awards and other earned cash-based incentive compensation. The Compensation Committee determines the terms and conditions of restricted stock awards, including the number of shares of common stock granted, and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. Unless otherwise provided in the award agreement, the holder of a restricted stock award will have the rights of a stockholder from the date of grant of the award, including the right to vote the shares of common stock and the right to receive cash dividends and share and property distributions on the shares (subject to the requirements for dividends on restricted stock that vest on the attainment of performance goals as described under “Dividends; Dividend Equivalents” below).

Restricted Stock Unit Awards.    Awards of restricted stock units having a value equal to an identical number of shares of common stock may be granted either alone or in addition to other awards granted under the 2012 Plan, and are also available as a form of payment of performance awards granted under the 2012 Plan and other earned cash-based incentive compensation. The Compensation Committee determines the terms and conditions of restricted stock units, including conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. The holder of a restricted stock unit award will not have voting rights with respect to the award. Except as otherwise provided in the award agreement, any cash dividends and share and other property distributed with respect to the award will be subject to the same restrictions as the award (subject to the requirements for dividend equivalents on restricted stock units that vest on the attainment of performance goals as described under “Dividends; Dividend Equivalents” below).

Other Share-Based Awards.    The 2012 Plan also provides for the award of shares of common stock and other awards that are valued by reference to common stock or other property (“Other Share-Based Awards”). Such awards may be granted above or in addition to other awards under the 2012 Plan. Other Share-Based Awards may be paid in cash, shares of common stock or other property, or a combination thereof, as determined by the Compensation Committee. The Compensation Committee determines the terms and conditions of Other Share-Based Awards, including any conditions for vesting that must be satisfied. If determined by the Board, non-employee directors may receive Other Share-Based Awards in the form of deferred stock units instead of all or a portion of their annual retainers for their services as directors. Non-employee directors may also elect to receive Other Share-Based Awards in the form of deferred stock units instead of all or a portion of their annual and committee retainers for their services as directors, as well as annual meeting fees.

Performance Awards.    Performance awards provide participants with the opportunity to receive shares of common stock, cash or other property based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the Compensation Committee. Subject to the share limit and maximum dollar value set forth above under “Limits on Awards to Participants,” the Compensation Committee has the discretion to determine (i) the number of shares of common stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals.

Performance Criteria.    At the Compensation Committee’s discretion, performance goals for restricted stock awards, restricted stock units, performance awards or other share-based awards may be based on the attainment of specified levels of one or more of the following criteria: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of IRIS; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of us or our third-party manufacturer) and validation of manufacturing processes (whether ours or our third-party manufacturer’s)); clinical achievements (including initiating clinical studies; initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies; completing phases of a clinical study (including the treatment phase); or announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of our products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of our products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of our equity or debt securities; factoring transactions; sales or licenses of our assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel. The performance goals also may be based solely by reference to our performance or the performance of one or more of our subsidiaries, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Compensation Committee may also exclude under the terms of the performance awards the impact of an event or occurrence which the Compensation Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Adjustments to Awards Subject to Performance Criteria.    The Compensation Committee may make downward, but not upward, adjustments with respect to any amount payable pursuant to any restricted stock award, restricted stock unit award, performance award or other share-based payment award that is subject to performance criteria and is intended to be treated as performance-based compensation under Section 162(m) of the Code. The Compensation Committee may not waive achievement of performance goals for such awards, except in the case of death, disability or as otherwise determined by the Compensation Committee in special circumstances.

Dividends; Dividend Equivalents.    Awards other than options and SARs may, if determined by the Compensation Committee, provide that the participant will be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock, or other property dividends declared with respect to shares of common stock covered by an award. The Compensation Committee may provide that such amounts will be deemed to have been reinvested in additional shares of Common stock or otherwise, and that they are subject to the same vesting or performance conditions as the underlying award. Any dividends or dividend equivalents provided with respect to performance awards or restricted stock, restricted stock unit or other share-based awards that are subject to the attainment of performance goals will be subject to the same restrictions and risk of forfeiture as the underlying awards.

No Repricing.    The 2012 Plan prohibits option and SAR repricings (other than to reflect stock splits, spin-offs or other corporate events described under “Adjustments upon Changes in Capitalization” below, or in connection with a change in control of IRIS) unless stockholder approval is obtained. For purposes of the 2012 Plan, a “repricing” means a reduction in the exercise price of an option or the grant price of a SAR, the cancellation of an option or SAR in exchange for cash or another award under the 2012 Plan, or any other action with respect to an option or SAR that may be treated as a repricing under the rules of the Principal Exchange.

Nontransferability of Awards.    No award under the 2012 Plan, and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, is transferable other than by will or the laws of descent and distribution, and an award may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative, except that the Compensation Committee may provide in an award agreement that a participant may transfer an award without consideration to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Compensation Committee.

Adjustments upon Changes in Capitalization.    In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting our common stock or the value thereof, appropriate adjustments to the 2012 Plan and awards will be made as the Compensation Committee determines to be equitable and appropriate, including adjustments in the number and class of shares of stock available for awards under the 2012 Plan, the number, class and exercise or grant price of shares subject to awards outstanding under the 2012 Plan, and the limits on the number of awards that any person may receive.

Termination of Employment.    The Compensation Committee will determine and set forth in the award agreement whether any awards will continue to be exercisable, and the terms of such exercise, on and after the date the participant ceases to be employed by, or to otherwise provide services to, us, whether by reason of death, disability, voluntary or involuntary termination of employment or service, or otherwise.

Amendment and Termination.    The 2012 Plan may be amended or terminated by the Board of Directors except that stockholder approval is required for any amendment to the 2012 Plan which increases the number of shares of common stock available for awards under the 2012 Plan, expands the types of awards available under the 2012 Plan, materially expands the class of persons eligible to participate in the 2012 Plan, permits the grant of options or SARs with an exercise or grant price of less than 100% of fair market value on the date of grant, amends the provisions prohibiting the repricing of stock options and SARs as described above under “No Repricing,” increases the limits on shares subject to awards or the dollar value payable with respect to performance awards, or takes any action with respect to an option or SAR that may be treated as a repricing under the rules of the Principal Exchange. No amendment or termination may materially impair a participant’s rights under an award previously granted under the 2012 Plan without the written consent of the participant.

The 2012 Plan will expire on the 10th anniversary of the date of its approval by stockholders, except with respect to awards then outstanding, and no further awards may be granted thereafter.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax considerations of awards under the 2012 Plan. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.

Stock Options.    A participant does not realize ordinary income on the grant of a stock option. Upon exercise of a non-qualified stock option, the participant will realize ordinary income equal to the excess of the fair market value of the shares of common stock over the option exercise price. The cost basis of the shares acquired for capital gain treatment is their fair market value at the time of exercise. Upon exercise of an incentive stock option, the excess of the fair market value of the shares of common stock acquired over the option exercise price will be an item of tax preference to the participant, which may be subject to an alternative minimum tax for the year of exercise. If no disposition of the shares is made within two years from the date of granting of the incentive stock option or within one year after the transfer of the shares to the participant, the participant does not realize taxable income as a result of exercising the incentive stock option; the tax basis of the shares received for capital gain treatment is the option exercise price; any gain or loss realized on the sale of the shares is long-term capital gain or loss. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will realize ordinary income at that time in an amount equal to the excess of the fair market value of the shares at the time of exercise (or the net proceeds of disposition, if less) over the option exercise price. For capital gain treatment on such a disposition, the tax basis of the shares will be their fair market value at the time of exercise.

Stock Appreciation Rights.    No ordinary income will be realized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the shares of common stock or other property received upon the exercise.

Restricted Stock, Performance and Restricted Stock Unit Awards.    The participant will not realize ordinary income on the grant of a restricted stock award (or a performance award if the shares of common stock are issued on grant), but will realize ordinary income when the shares subject to the award become vested in an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the participant will not realize any additional taxable income when the shares become vested.

The participant will not realize ordinary income on the grant of a restricted stock unit award, (or a performance award under which shares of common stock are not issued on grant), but will realize ordinary income when the shares subject to the award are issued to the participant after they become vested. The amount of ordinary income will be equal to the excess of (i) the fair market value of the shares on the date they are issued over (ii) the purchase price, if any, paid for the award.

Upon disposition of shares of common stock acquired under a restricted stock award, performance award or restricted stock unit award, the participant will realize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the shares plus any amount realized as ordinary income upon grant (or vesting) of the shares.

Company Tax Deduction.    We generally will be entitled to a tax deduction in connection with an award under the 2012 Plan, subject to the provisions of Section 162(m) of the Code, in an amount equal to the ordinary income realized by a participant and at the time the participant realizes such income (for example, on the exercise of a nonqualified stock option). Section 162(m) of the Code may limit the deductibility of compensation paid to our Chief Executive Officer and to each of the next three most highly compensated executive officers other than the Chief Financial Officer. Under Section 162(m), the annual compensation paid to any of these executives will be deductible to the extent that it does not exceed $1,000,000 or if the compensation is treated as performance-based compensation under Section 162(m) of the Code. Compensation attributable to stock options and SARs under the 2012 Plan should qualify as performance-based compensation if the awards are made by the Compensation Committee and the exercise or grant price of the award is no less than the fair market value of the common stock on the date of grant. Compensation attributable to restricted stock awards, restricted stock unit awards and performance awards should qualify as performance-based compensation if (i) the compensation is approved by the Compensation Committee, (ii) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and (iii) the Compensation Committee certifies in writing prior to the payment of the compensation that the performance goal has been satisfied.

Burn Rate Commitment

We commit to cap our average annual burn rate at 4.69% in fiscal years 2012 through 2014. In calculating our compliance with this maximum burn rate commitment, we define “burn rate” as the number of shares subject to stock awards granted in a fiscal year divided by the weighted average number of shares of our common stock outstanding (basic) during our fiscal year. For purposes of calculating the number of awards granted in each of the next three fiscal years, (i) awards of stock options and stock appreciation rights will count as one share, and (ii) awards of restricted stock, restricted stock units or other full value awards will count as 2.0 shares. This burn rate limitation does not apply to awards settled in cash as opposed to the delivery of shares of our common stock, awards under plans assumed or substituted in mergers, acquisitions, or similar transactions, and any issuances under tax-qualified employee stock purchase plans and certain other tax-qualified plans. Shares underlying performance share awards will not be included in the burn rate until the year in which such shares are earned and then only to the extent so earned.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2011 regarding equity compensation plans (the 2011 Inducement Incentive Plan, the 2007 Stock Incentive Plan, the Amended and Restated 1998 Stock Option Plan, and the 1994 Stock Option Plan) under which our equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	2,658,678	$11.79	482,964
Equity compensation plans not approved by security holders	12,376	$9.50	232,583

Total	2,671,054		715,547

(1)	Consists of the weighted average exercise price for stock options only. Restricted stock units granted under our equity compensation plans do not have an exercise price.

The number of securities remaining available for future issuance identified in the table above will no longer be available for future grants if the 2012 Omnibus Incentive Plan is approved by stockholders.

Material Features of Equity Compensation Plans not Approved by Stockholders

2011 Inducement Incentive Plan.    The 2011 Inducement Incentive Plan was adopted by the Board of Directors in June 2011, and authorizes the issuance of equity-based awards in the form of stock options, restricted common stock, restricted stock units, stock appreciation rights and other stock-based awards solely to new employees as an inducement material to the new employee’s entering into employment with us or any of our subsidiaries. The maximum number of shares available for grant under the plan is 250,000 shares of common stock. The plan is administered by the compensation committee, and expires on June 30, 2013. At December 31, 2011, there were outstanding options to purchase 12,376 shares and restricted stock units for 5,041 shares issued under the plan.

Equity Compensation Overhang Information

The following information regarding all existing equity compensation plans (excluding the Employee Stock Purchase Plan) as of December 31, 2011 is the same as the information included in our Annual Report on Form 10-K for the fiscal year ending December 31, 2011:

•	Shares of common stock available for grant: 715,547

•	Stock options outstanding: 2,443,938

•	Weighted average exercise price of outstanding stock options and stock appreciation rights under all existing equity compensation plans: $11.78

•	Weighted average remaining contractual term of outstanding stock options: 3.92 years

•	Restricted stock units and shares outstanding: 264,632

•	Total shares of common stock outstanding: 17,938,670

Required Vote

The approval of the 2012 Omnibus Incentive Plan will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal. The Board of Directors is of the opinion that approval of the 2012 Plan is in the best interests of IRIS and its stockholders and recommends a vote for the approval of the 2012 Plan. All proxies will be voted to approve the 2012 Plan unless a contrary vote is indicated on the enclosed proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2012 OMNIBUS INCENTIVE PLAN.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), we are required to include in this proxy statement and present at the annual meeting a non-binding stockholder vote to approve the compensation of our executives, as described in this proxy statement, pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say on pay” vote, gives stockholders the opportunity to endorse or not endorse the compensation of our executives as disclosed in this proxy statement. This proposal will be presented at the annual meeting as a resolution in substantially the following form:

RESOLVED, that the stockholders approve the compensation of the Company’s executives, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure in the Company’s proxy statement for the annual meeting.

This vote will not be binding on our Board of Directors and may not be construed as overruling a decision by the Board or creating or implying any change to the fiduciary duties of the Board. The vote will not affect any compensation previously paid or awarded to any executive. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The purpose of our compensation programs is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of stockholder value.

Required Vote

Endorsement of the compensation of our executive officers will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ENDORSEMENT OF THE COMPENATION OF OUR EXECUTIVE OFFICERS.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors, upon a recommendation of its Audit Committee, has appointed BDO USA, LLP as independent auditors of us for the fiscal year ending December 31, 2012. As a matter of good corporate governance, the Audit Committee has decided to submit its selection of the independent audit firm to our stockholders for ratification. If the selection of BDO USA, LLP is not ratified by the majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter, the Audit Committee will review its future selection of an independent registered public accounting firm in the light of that vote result. BDO USA, LLP has no financial interest of any kind in IRIS except the professional relationship between auditor and client. Representatives of BDO USA, LLP will be invited to attend the Annual Meeting. If a representative of BDO USA, LLP does attend the Annual Meeting, the representative will have an opportunity to make a statement if he or she so chooses, and will be available to respond to questions from stockholders.

Fees Paid to BDO USA, LLP

The following table sets forth fees for services paid to BDO USA, LLP, our independent registered public accounting firm, for the fiscal years ended December 31, 2010 and 2011:

	2010	2011
Audit Fees(1)	$496,844	$540,808
Audit related fees(2)	53,698	—
Tax fees(3)	253,585	171,670
All other fees	—	—

Total	$804,127	$712,478

(1)	Audit fees include the audit of our annual financial statements, the audit of management’s assessment of our internal control over financial reporting and BDO USA’s audit of our internal control over financial reporting, review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

(2)	Audit related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under audit fees. In 2010, audit related fees relates to work performed in connection with the acquisition of AlliedPath, Inc.

(3)	Tax fees consist of tax services for tax compliance and tax preparation plus tax services relating to a study to determine the extent that research and development credits can be claimed on our corporate tax returns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER PROPOSALS

We are not aware of any other business to be presented to the meeting and we do not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

DEADLINE FOR RECEIPT OF

2013 STOCKHOLDER PROPOSALS

In order for a stockholder proposal to be considered for inclusion in our proxy statement for our 2013 annual meeting of stockholders, the written proposal must be received by us no later than November 23, 2012, and should contain the information required by our bylaws. If the date of next year’s annual meeting is moved more than 30 days before or after April 27, 2013, the first anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials for next year’s meeting. Any proposals will also need to comply with Rule 14a-8 of the rules and regulations promulgated under the Securities Exchange Act of 1934, regarding the inclusion of stockholder proposals in company sponsored proxy materials. Proposals should be addressed to our Corporate Secretary, at our principal executive offices.

If you intend to present a proposal at our 2013 annual meeting of stockholders and the proposal is not intended to be included in our proxy statement relating to that meeting, you must give us advance notice of the proposal in accordance with our bylaws. Pursuant to our bylaws, in order for a stockholder proposal to be deemed properly presented in these circumstances, a stockholder must deliver notice of the proposal to our Corporate Secretary, at our principal executive offices, after the close of business on December 28, 2012 and before the close of business on January 27, 2013. However, if the date of our 2013 annual meeting of stockholders is more than 30 days before or more than 70 days after April 27, 2013, the first anniversary of this year’s Annual Meeting, stockholders must give us notice of any stockholder proposals after the close of business on the 120th day prior to next year’s annual meeting and before the close of business on the date which is the later of the 90th day prior to next year’s annual meeting or the 10th day following the day on which we first make public announcement of the date of next year’s annual meeting. If a stockholder does not provide us with notice of a stockholder proposal in accordance with the deadlines described above, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

If a stockholder desires only to recommend a candidate for consideration by the Nominating and Governance Committee as a potential nominee for the Board, see the procedures discussed in Proposal No. 1 —Election of Directors — The Board and Board Committees — Nominating and Governance Committee.

COMMUNICATIONS WITH DIRECTORS

You may communicate with the Chair of our Audit Committee, Compensation Committee, or Nominating and Governance Committee, or with our independent directors as a group, by writing to any such person or group, care of the Corporate Secretary of IRIS, at our principal executive offices, 9158 Eton Avenue, Chatsworth, California 91311.

Communications are distributed to our Board of Directors, or to any individual director, depending on the facts and circumstances described in the communication. In that regard, our Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of our Board of Directors should be excluded including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request.

SOLICITATION OF PROXIES

We will bear the expense of soliciting proxies, and we have retained InnisFree M&A Incorporated to solicit proxies for a fee of approximately $12,500 plus a reasonable amount to cover expenses. Our directors, officers and other employees also may solicit proxies in person, by telephone, by mail or by other means of communication, but such persons will not be specially compensated for such services. We may also reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable charges and expenses in connection with the distribution of proxy materials.

ANNUAL REPORT

Our financial statements for the year ended December 31, 2011 are included in our 2011 Annual Report to Stockholders, which we are sending to our stockholders at the same time as this proxy statement. Our 2011 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission, will be made available to shareholders without charge upon written request to our Corporate Secretary, at our principal executive offices, 9158 Eton Avenue, Chatsworth, California 91311.

By Order of the Board of Directors

César M. García Chairman of the Board

Chatsworth, California

March 12, 2012

PLEASE PROMPTLY VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. AT ANY TIME BEFORE A VOTE YOU MAY REVOKE YOUR PROXY BY (1) A LATER PROXY OR A WRITTEN NOTICE OF REVOCATION DELIVERED TO THE INSPECTOR OF ELECTIONS OR (2) ADVISING THE INSPECTOR OF ELECTIONS AT THE MEETING THAT YOU ELECT TO VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF REVOKE A PROXY.

THE ANNUAL MEETING IS AT 11:00 AM ON APRIL 27, 2012.

PLEASE RETURN YOUR PROXY IN TIME.

Appendix A

IRIS INTERNATIONAL, INC.

2012 OMNIBUS INCENTIVE PLAN

IRIS International, Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the following 2012 Omnibus Incentive Plan (the “Plan”).

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company’s success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2. “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.3. “Board” shall mean the board of directors of the Company.

2.4. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.5. “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules.

2.6. “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) otherwise qualifies as a consultant under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement.

2.7. “Covered Employee” shall mean an employee of the Company or its Subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.8. “Director” shall mean a member of the Board who is not an employee.

2.9. “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.10. “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

2.11. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.12. “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.13. “Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

2.14. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.15. “Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.16. “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.17. “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.18. “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.19. “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

2.20. “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.21. “Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.22. “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.23. “Prior Plans” shall mean, collectively, the Company’s 2011 Inducement Incentive Plan, the Company’s 2007 Stock Incentive Plan and the Company’s 1998 Stock Incentive Plan.

2.24. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.25. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.26. “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant in Shares or cash as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.27. “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1

2.28. “SEC” means the Securities and Exchange Commission.

2.29. “Shares” shall mean the shares of common stock of the Company, par value $0.01 per share.

2.30. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.31. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.32. Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.32. “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3.	SHARES SUBJECT TO THE PLAN

3.1 Number of Shares. (a) Subject to adjustment as provided in Section 12.2, a total of 1,750,000 Shares shall be authorized for grant under the Plan, less one (1) Share for every one (1) Share that was subject to an award granted on or after January 1, 2012 under the Prior Plans (the “Maximum Plan Shares”). Any Shares that are subject to Awards shall be counted against this limit as one (1) Share for every one (1) Share granted. After the effective date of the Plan (as provided in Section 13.13), no awards may be granted under any Prior Plan.

(b) If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) on or after January 1, 2012, any Shares subject to an award granted under the Prior Plans are forfeited, the award expires or the award is settled for cash (in whole or in part), then in each such case the Shares subject to such Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan on a one-for-one basis. In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) on or after January 1, 2012, any option or award granted under the Prior Plans is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall again be available for Awards under the Plan on a one-for-one basis. In addition, in the event that withholding tax liabilities arising from (i) any Option or other Award or (ii) on or after January 1, 2012 an option or other award granted under the Prior Plans, are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall again be available for Awards under the Plan on a one-for-one basis.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable Limitations applicable to a Participant under Section 10.5, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.	ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant.

4.2. Administration. (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder;

(ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.

(c) To the extent not inconsistent with applicable law, including Section 162(m) of the Code with respect to Awards intended to comply with the performance-based compensation exception under Section 162(m), or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may (i) delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, authorize one or more executive officers to do one or more of the following with respect to Employees who are not directors or executive officers of the Company: (A) designate Employees (including officers) to be recipients of Awards, (B) determine the number of Shares subject to such Awards to be received by such Employees and (C) cancel or suspend Awards to such Employees; provided that (x) any resolution of the Committee authorizing such officer(s) must specify the total number of Shares subject to Awards that such officer(s) may so award and (y) the Committee may not authorize and officers to designate himself or herself as the recipient of an Award.

5.	OPTIONS

5.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2. Award Agreements. All Options shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3. Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

5.4. Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of seven (7) years from the date the Option is granted, except in the event of death or disability; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (i) the exercise of the Option, other than an Incentive Stock Option, is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

5.5. Exercise of Options. (a) Vested Options granted under the Plan shall be exercised by the Participant (or by a Permitted Assignee thereof or the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b) Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing; provided, however, that if the Company is incorporated in the State of Delaware the Participant must pay in cash an amount not less than the aggregate par value (if any) of the Shares being acquired. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.

(c) Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

5.6. Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

5.7. Incentive Stock Options. The Committee may grant Incentive Stock Options to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be the Maximum Plan Shares, subject to adjustment as provided in Section 12.2.

6.	STOCK APPRECIATION RIGHTS

6.1. Grant and Exercise. The Committee may grant Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

(b) The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(c) The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d) The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, and (ii) have a term not greater than seven (7) years, except in the event of death or disability. Notwithstanding clause (ii) of the preceding sentence, in the event that on the last business day of the term of a Stock Appreciation Right (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or (y) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

(e) An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(f) Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1. Grants. Awards of Restricted Stock and of Restricted Stock Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit

Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the grant of Restricted Stock or Restricted Stock Units, subject to such minimum consideration as may be required by applicable law.

7.2. Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant

7.3. Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant who holds a Restricted Stock Unit Award shall only have those rights specifically provided for in the Award Agreements; provided, however, in no event shall the Participant have voting rights with respect to such Award. Except as otherwise provided in an Award Agreement, any Shares or any other property distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award. Notwithstanding the provisions of this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

7.4. Minimum Vesting Period. Except for Substitute Awards, the death, disability or retirement of the Participant, or special circumstances determined by the Committee, Restricted Stock Awards and Restricted Stock Unit Awards shall have a Vesting Period of not less than (i) three (3) years from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary and (ii) one (1) year from the date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Committee’s discretion in the event of a Change in Control (as defined in Section 11.3) or the termination of the Participant’s service with the Company and its Subsidiaries. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer or (ii) grants of Restricted Stock or Restricted Stock Units in payment of Performance Awards and other earned cash-based incentive compensation. The Committee may, in its sole discretion waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award or Restricted Stock Unit Award intended to comply with the performance-based exception under Code Section 162(m) except as otherwise determined by the Committee to be appropriate under the circumstances. The minimum Vesting Period requirements of this Section shall not apply to Restricted Stock Awards or Restricted Stock Unit Awards granted to Directors or Consultants.

7.5 Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such book entry registration, certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.	OTHER SHARE-BASED AWARDS

8.1. Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

8.2. Award Agreements. The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section, Dividend Equivalents with respect to the Shares covered by an Other Share-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by an Other Share-Based Award with respect to which such cash, stock or other property has been distributed.

8.3. Minimum Vesting Period. Except for Substitute Awards, the death, disability or retirement of the Participant, or special circumstances determined by the Committee, Other Share-Based Awards shall have a Vesting Period of not less than (i) three (3) years from the date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary and (ii) one (1) year from the date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Committee’s discretion in the event of a Change in Control (as defined in Section 11.3) or the termination of the Participant’s service with the Company and its Subsidiaries. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer or (ii) grants of Other Share-Based Awards under Section 8.5 or in payment of Performance Awards and other earned cash-based incentive compensation. The Committee may, in its sole discretion waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of an Other Share-Based Award intended to comply with the performance-based exception under Code Section 162(m) except as otherwise determined by the Committee to be appropriate under the circumstances. The minimum Vesting Period requirements of this Section shall not apply to Other Share-Based Awards granted to Directors or Consultants.

8.4. Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

8.5. Deferral of Director Fees. Directors shall, if determined by the Board, receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual retainer. In addition Directors may elect to receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual and committee retainers and annual meeting fees, provided that such election is made in accordance with the requirements of Section 409A of the Code. The Committee shall, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for payment in deferred stock units.

9.	PERFORMANCE AWARDS

9.1. Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2 or such other criteria as determined by the Committee in its discretion.

9.2. Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

9.3. Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4. Payment. Except as provided in Article 11, as provided by the Committee or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.	CODE SECTION 162(m) PROVISIONS

10.1. Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2. Performance Criteria. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); clinical achievements (including initiating clinical studies; initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies; completing phases of a clinical study (including the treatment phase); or announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3. Adjustments. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

10.4. Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5. Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, no Participant may (i) be granted Options or Stock Appreciation Rights during any 12-month period with respect to more than 700,000 Shares and (ii) earn more than 700,000 Shares for each twelve (12) months in the vesting period or Performance Period with respect to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares. In addition to the foregoing, the maximum dollar value that may be earned by any Participant for each twelve (12) months in a Performance Period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $3,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable limitation in this section).

11.	CHANGE IN CONTROL PROVISIONS

11.1. Impact on Certain Awards. Award Agreements may provide that in the event of a Change in Control of the Company (as defined in Section 11.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be (x) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed or (y) converted into Restricted Stock or Restricted Stock Unit Awards based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control) that are subject to Section 11.2.

11.2. Assumption or Substitution of Certain Awards. (a) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

(c) The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.3. Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:

(a) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b) Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c), or (v) by any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 30% or more of Company Voting Securities by such person;

(c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”); or

(d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

12.	GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 under the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend Section 5.3 or Section 6.2(f) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase any of the limitations in Section 10.5. The Board may not (except pursuant to Section 12.2 or in connection with a Change in Control), without the approval of the Company’s stockholders, cancel an Option or Stock Appreciation Right in exchange for cash or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for another Award. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

12.2. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the limitations in Section 10.5 (other than to Awards denominated in cash), the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3. Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.4. Termination of Employment or Services. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5. Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

13.	MISCELLANEOUS

13.1. Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

13.2. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to a Participant (or Permitted Assignee) such withholding taxes as may be required by law, or to otherwise require the Participant (or Permitted Assignee) to pay such withholding taxes. If the Participant (or Permitted Assignee) shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant (or Permitted Assignee) or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants (or Permitted Assignee) to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the minimum required tax withholding rate for the Participant (or Permitted Assignee) or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

13.3. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

13.4. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5. Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that:

(a) In the event of a restatement of the Company’s financial statements, the Committee shall have the right to review any Award, the amount, payment or vesting of which was based on an entry in the financial statements that are the subject of the restatement. If the Committee determines, based on the results of the restatement, that a lesser amount or portion of an Award should have been paid or vested, it may (i) cancel all or any portion of any outstanding Awards and (ii) require the Participant or other person to whom any payment has been made or shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the period beginning twelve months preceding the date of the restatement and ending with the date of cancellation of any outstanding Awards.

(b) If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement.

13.6. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

13.8. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9. Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.10. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

13.13. Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided, however, in no event may Incentive Stock Option be granted more than ten (10) years after the earlier of (i) the date of the adoption of the Plan by the Board or (ii) the effective date of the Plan as provided in the first sentence of this Section. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14. Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

13.15. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

13.16. No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the SEC) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

13.17. Data Privacy. As a condition of acceptance of an Award, the Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and its Subsidiaries hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Subsidiary, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”). The Participant further understands that the Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, management and administration of the Participant’s participation in the Plan, and that the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company in the implementation, management, and administration of the Plan. The Participant understands that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant, through participation in the Plan and acceptance of an Award under the Plan, authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares. The Participant understands that the Data will be held only as long as is necessary to implement, manage, and administer the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Participant understands that refusal or withdrawal of consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.

13.18. Indemnity. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.19. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

IRIS INTERNATIONAL, INC.

9158 ETON AVENUE

CHATSWORTH, CA 91311

ATTN: CHIEF FINANCIAL OFFICER

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59

P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,

Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

[] For All

[] Withhold All

[] For All Except withhold

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees

01 STEVEN M. BESBECK 06 EDWARD F. VOBORIL 02 CESAR M. GARCIA 07 STEPHEN E. WASSERMAN

03 BETH Y. KARLAN, M.D. 04 DAVID T. DELLA PENTA 05 RICK TIMMINS

The Board of Directors recommends you vote FOR proposals 2., 3. and 4. For Against Abstain

2. APPROVAL OF THE 2012 OMNIBUS INCENTIVE PLAN. [] [] []

3. ADVISORY VOTE ON EXECUTIVE COMPENSATION. [] [] []

4. RATIFICATION OF THE SELECTION OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012. [] [] []

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions) Yes No []

Please indicate if you plan to attend this meeting [] []

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

0000128793_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF IRIS INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS

FRIDAY, APRIL 27, 2012

The undersigned stockholder of IRIS International, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 12, 2012, and hereby appoints Mr. Cesar M. Garcia and Mr. Amin Khalifa, or either of them, proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of IRIS International, Inc. to be held on Friday April 27, 2012 at 11:00 a.m., Pacific Time, at IRIS International’s corporate headquarters, located at 9158 Eton Avenue, Chatsworth, California and at any adjournment or postponement thereof, and to vote all shares of capital stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE REVERSE SIDE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIE.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000128793_2 R1.0.0.11699